                                                                  EXHIBIT 10.33

                         AMENDED AND RESTATED TRADE RECEIVABLES
                              PURCHASE AND SALE AGREEMENT

                              Dated as of November 29, 1994


                   MERISEL CAPITAL FUNDING, INC., a Delaware corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), the other financial institutions listed on the signature pages hereof under the heading "ORIGINAL BANKS" (together with Citibank, the "Original Banks"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNA") and as agent for itself, the Banks and the other Owners (in each case as defined below) (the "Agent"), agree as follows:

                   PRELIMINARY STATEMENTS.

                   (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                   (2) Merisel Americas, Inc., a Delaware corporation ("Americas"), Citibank, the other Original Banks and CNA, individually and as Agent, were each party to that certain Trade Receivables Purchase and Sale Agreement dated as of September 24, 1993, as amended by the Amendment dated as of October 20, 1993, the Assumption and Second Amendment dated as of December 23, 1993, the Third Amendment dated as of March 24, 1994, the Fourth Amendment dated as of October 7, 1994 and the Fifth Amendment dated as of November 29, 1994 (said Agreement, as so amended, being the "Original Agreement").

                   (3) On the Effective Date, the Seller and Americas each will have entered into, and fully performed, the Purchase and Sale Assignment and Assumption Agreement dated as of November 29, 1994 (the "Assignment and Assumption"), whereby the Seller takes the place of Americas in and under the Original Agreement.

                   (4) The Seller will from time to time purchase from Americas additional Pool Receivables in which the Seller intends to sell interests represented by Eligible Assets hereunder. The Banks desire to purchase Eligible Assets from the Seller.

                   (5) The parties hereto have agreed to amend and restate the Original Agreement, as modified by the Assignment and Assumption, on the terms and conditions hereinafter set forth, to provide for, among other things, the sale of such additional Pool Receivables.

                   (6) CNA has been requested and is willing to continue to act as Agent.
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                                       2

                   NOW, THEREFORE, the parties agree that, effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.01 hereof, the Original Agreement, as modified by the Assignment and Assumption, is hereby amended and restated in its entirety to read as follows:


                                       ARTICLE I

                                      DEFINITIONS

                   SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Adjusted LIBO Rate" means, for any Fixed Period, an
              interest rate per annum equal to the rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period for a period equal to such Fixed Period by (ii) a percentage equal to 100% minus Citibank's Eurodollar Reserve Percentage for such Fixed Period.

                   "Administration Fee" has the meaning specified in
              Section 2.10.

                   "Adverse Claim" means a lien (other than inchoate and
              unperfected tax liens), security interest or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest.

                   "Affiliate" means (i) as to any Person, any other Person
              that, directly or indirectly, beneficially owns or holds 100% of any class of voting securities of such Person or otherwise is in control of, is controlled by or is under common control with such Person, with "control" with respect to any such Person being the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, and (ii) as to CNA or Citibank, shall also include Citibank and CNA, respectively, and any other Person who has a relationship to CNA comparable to that of Citibank.

                   "Affiliated Obligor" means any Obligor which is an
              Affiliate of another Obligor.
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                                       3

                   "Agent's Account" means the special account (account
              number 4063-2221) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York 10043.

                   "Alternate Base Rate" means, for any period, a
              fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                        (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

                        (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

                   "Americas" has the meaning specified in Preliminary
              Statement (2).

                   "Applicable Office" means, with respect to any Bank or
              CNA, the address set forth under its name on the signature pages hereof or, in the case of any Bank that is not an Original Bank, in the Assignment and Acceptance pursuant to which it became a Bank hereunder, or such other office of such Bank as such Bank may from time to time specify to the Seller and the Agent, or of CNA as CNA may from time to time specify to the Seller.

                   "Assignee" means (i) in the case of any assignment of any
              Eligible Asset or any portion thereof pursuant to
              Section 9.01, Citibank, CNA or any of their respective Affiliates, or, in the case of any assignment by CNA, any Eligible Assignee, in any such case as the assignee of an Eligible Asset or a portion thereof, and (ii) in the case of
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                                       4

              any assignment of any rights and obligations pursuant to
              Section 9.02, any Eligible Assignee as the assignee of such rights and obligations.

                   "Assignment" means an assignment, in substantially the
              form of Exhibit A hereto, by which an Eligible Asset or any portion thereof may be assigned pursuant to Section 9.01.

                   "Assignment and Acceptance" means an assignment and
              acceptance entered into by any Bank and any Eligible Assignee in substantially the form of Exhibit G hereto.

                   "Assignment and Assumption" has the meaning specified in
              Preliminary Statement (3).

                   "Average Maturity" means, on any day, that period
              (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Investor Report in accordance with the provisions thereof; provided, however, that, if any such calculation shall be manifestly incorrect, the Agent may recalculate the Average Maturity for such day.

                   "Bank" means any Original Bank or any Eligible Assignee
              that shall become a party hereto on any date pursuant to
              Section 9.02.

                   "Business Day" means any day on which banks are not
              authorized or required to close in New York City or the City of Los Angeles and, if the applicable Business Day relates to any computation made with respect to the Adjusted LIBO Rate, on which dealings are carried on in the London interbank market.

                   "Capital" of any Eligible Asset means the original amount
              paid for such Eligible Asset at the time of its acquisition by the purchasers thereof pursuant to Sections 2.01 and 2.02 (including, without limitation, Sections 2.01 and 2.02 of the Original Agreement), or such amount divided or combined by any dividing or combining of such Eligible Asset pursuant to
              Section 2.09 (including, without limitation, Section 2.10 of the Original Agreement), in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06; provided, however, that if such Capital of such Eligible Asset shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Eligible Asset shall be increased by the amount of such distribution, all as though such distribution had not been made.
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                                       5

                   "Certificate" means a certificate of assignment by the
              Seller to the Agent for the benefit of the Owners, in substantially the form of Exhibit B hereto, evidencing each Eligible Asset.

                   "Citibank Rate" for any Fixed Period for any Eligible
              Asset means an interest rate per annum equal to .8 of 1% per annum, or, upon the occurrence and during the continuance of any Rating Period, 1.75% per annum, in each case above the Adjusted LIBO Rate for such Fixed Period; provided, however, that:

                        (i) In the case of any such Fixed Period of one to and including 13 days, the "Citibank Rate" for such Fixed Period for such Eligible Asset shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; and

                       (ii) If either (A) the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank to obtain funds in the London interbank market during such Fixed Period or (B) Citibank is unable for any reason to establish its Adjusted LIBO Rate for such Fixed Period or (C) the Adjusted LIBO Rate will not adequately reflect the cost to the Majority Banks of making a Purchase of or maintaining such Eligible Asset during such Fixed Period, then the "Citibank Rate" for such Fixed Period for such Eligible Asset shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time; provided, however, that the Agent, the Banks and the Seller may agree in writing from time to time upon a different "Citibank Rate".

                   "Collateral" has the meaning specified in Section 11.01.

                   "Collection Agent" means at any time the Person
              (including the Agent or the Seller) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

                   "Collection Agent Fee" has the meaning specified in
              Section 2.10.

                   "Collection Agent Fee Reserve" for any Eligible Asset at
              any time means the sum of (i) the Liquidation Collection Agent Fee for such Eligible Asset at such time plus (ii) the
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                                       6

              unpaid Collection Agent Fee relating to such Eligible Asset accrued to such time.

                   "Collection Date" means the date following the
              Termination Date on which the aggregate outstanding Capital of all Eligible Assets shall have been reduced to zero and each of the Agent, the Collection Agent, the Owners of the Eligible Assets and the Indemnified Parties shall have received all Yield, Capital, Collection Agent Fee and other fees and other amounts payable to it hereunder with respect to the Eligible Assets or otherwise.

                   "Collection Delay Period" means 10 days or such other
              number of days in excess of 10 as the Agent may select upon three Business Days' notice to the Seller.

                   "Collections" means, with respect to any Pool Receivable,
              all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07 (including, without limitation, Section 2.08 of the Original Agreement). "Collected" shall have a similar meaning.

                   "Commitment" means (i) with respect to any Original Bank,
              the amount set forth next to the name of such Original Bank on the signature pages hereof under the heading "Commitments" (subject to any assignment thereof pursuant to Section 9.02), or (ii) with respect to each Bank that became a Bank by entering into an Assignment and Acceptance, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 9.02(c), in each case as such amount may be reduced pursuant to Section 2.03, and provided that the total of the Commitments of the Banks hereunder shall not at any time exceed $150,000,000.

                   "Commitment Fee" has the meaning specified in
              Section 2.10.

                   "Commitment Termination Date" means the earlier of
              October 6, 1995, or the date of termination of the Commitments pursuant to Section 2.03 or Section 7.01.

                   "Concentration Limit" for any Obligor means at any time
              4%; provided, however, that in the case of an Obligor with, to the best knowledge of the Seller, any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor.
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                                       7

                   "Consent" means the consent executed by the Seller with
              respect to an Assignment and Acceptance, in substantially the form of Annex 1 to Exhibit G hereto.

                   "Consent and Agreement" means a consent and agreement, in
              substantially the form of Exhibit H hereto, with respect to the Receivables Contribution and Sale Agreement, duly executed by Americas.

                   "Contingent Obligation" means, as applied to any Person,
              any direct or indirect liability, contingent or otherwise, of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                   "Contract" means (i) an agreement between Americas and an
              Obligor, in substantially the form of one of the forms of written contract delivered to the Agent prior to the date hereof (or in substantially the form of any other form of written contract delivered from time to time to the Agent by the Seller after the date hereof if such other form shall have been approved by the Agent in its reasonable discretion) or containing payment terms and conditions and covering sales of merchandise or services of a type substantially similar thereto, or in the case of an open account agreement, as evidenced by an invoice of Americas in
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                                       8

              substantially the form of one of the forms of invoices delivered to the Agent prior to the date hereof (or in substantially the form of any other form of written invoice delivered from time to time to the Agent by the Seller after the date hereof if such other form shall have been approved by the Agent in its reasonable discretion) or containing payment terms and conditions and covering sales of merchandise or services of a type substantially similar thereto, in each case pursuant to or under which such Obligor shall be obligated to pay for its purchase of merchandise or services from time to time, or (ii) in the case of a Receivable of the type described in clause (ii) of the definition of the term "Receivable", the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" under which such Receivable arose.

                   "Credit Agreement" means the Revolving Credit Agreement
              dated as of December 23, 1993, as amended by the First Amendment to Revolving Credit Agreement dated as of September 29, 1994, among Americas and Merisel Europe, Inc., as borrowers, Merisel, as guarantor, the lenders party thereto, Citibank, as designated issuer, and Citicorp USA, Inc. as agent for such lenders, without giving effect to any other amendment, supplement or other modification thereof or thereto or any waiver of any provision or any termination thereof.

                   "Credit and Collection Policy" means those credit and
              collection policies and practices of the Seller in effect on the date hereof relating to Contracts and Receivables described in a writing or writings delivered to the Agent, and identified as such credit and collection policies and practices, by the Seller prior to the date hereof, as modified in compliance with Section 5.03(c).

                   "Debt" means (i) indebtedness for borrowed money,
              (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (it being understood that "Debt" shall not include obligations both
              (a) classified as accounts payable, accrued liabilities or income taxes payable under generally accepted accounting principles and (b) incurred in the ordinary course of the Seller's business), (iv) principal obligations as lessee under leases of property (whether real, personal or mixed) which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
              (v) reimbursement obligations under letters of credit,
              (vi) obligations under direct or indirect
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                                       9

              guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and
              (viii) "Debt" as such term is defined in the Senior Note Purchase Agreement referred to in the Credit Agreement; provided, that no obligation included in "Debt" hereunder shall be included in more than one of clauses (i) through
              (viii); provided, further, that "Debt" shall not include any obligation hereunder or, other than in the case of the Seller, otherwise under or resulting from any agreement for the sale, transfer or securitization of accounts receivable permitted by
              Section 7.02(f)(ii) and Section 7.02(a)(vii) of the Credit Agreement or by equivalent clauses of replacements thereof.

                   "Default Ratio" means the ratio (expressed as a
              percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such Fiscal Month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

                   "Defaulted Receivable" means:

                        (i) a Receivable or any portion thereof as to which any payment, or part thereof, remains unpaid for 45 days or more from the original due date for such payment; provided, however, that (A) for purposes of the definition of "Loss Percentage" contained in this
                   Section 1.01, such "45 days" shall be extended to "90 days" in the case of each Receivable, and (B) for purposes of the definition of "Eligible Receivable" contained in this Section 1.01, such "45 days" shall be extended to "75 days" in the case of each Receivable owed by [Office Depot];

                       (ii) a Receivable as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

                      (iii) a Receivable or any portion thereof which, consistent with the Credit and Collection Policy, should be written off the Seller's books as uncollectible.
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                                       10

                   "Delinquency Ratio" means the ratio (expressed as a
              percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such Fiscal Month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

                   "Delinquent Receivable" means a Receivable or any portion
              thereof that is not a Defaulted Receivable and:

                        (i) as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment; or

                       (ii)  which, consistent with the Credit and
                   Collection Policy, would be classified as delinquent by the Seller.

                   "Designated Obligor" means, at any time, each Obligor;
              provided, however, that any Obligor shall cease to be a Designated Obligor upon 30 days' prior written notice by the Agent to the Seller made in accordance with a reasonable exercise of the Agent's discretion.

                   "Dilution Horizon" means, for any Fiscal Month, a ratio
              computed by dividing (1) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during such Fiscal Month by (ii) the Outstanding Balance of Pool Receivables as at the last day of such Fiscal Month.

                   "Dilution Percentage" means, for any Eligible Asset as of
              any date, the sum of (a) 1.5 times the product of (i) the average of the Dilution Ratios as of the last day of each of the 12 Fiscal Months ended immediately preceding such date and
              (ii) the average of the Dilution Horizons for each of the three Fiscal Months ended immediately preceding such date plus
              (b) the Dilution Volatility as of such date.

                   "Dilution Ratio" means the ratio (expressed as a
              percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of Pool Receivables with respect to which credit memoranda were issued by the Seller (it being agreed that the Seller will be deemed to issue a credit memorandum as to any Pool Receivable by the Seller's making credit entries on the books of the Seller which reduce the Outstanding Balance of such Pool Receivables) or by the Collection Agent, if other than the Seller, during such Fiscal Month by (ii) the aggregate Outstanding Balance of Pool Receivables which arose during the immediately preceeding Fiscal Month;
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                                       11

              provided, however, that in computing the "Dilution Ratio" as of the last day of each Fiscal Month for purposes of the Event of Termination referred to in Section 7.01(h), the aggregate Outstanding Balance of Pool Receivables referred to in clauses
              (i) and (ii) above shall be calculated for, and during, the period of four Fiscal Months ending with and including such Fiscal Month.

                   "Dilution Reserve" means, for any Eligible Asset at any
              date, an amount equal to


                                     DP x (C + YR)

              where:

                   DP   =    the Dilution Percentage for such Eligible Asset
                             at the close of business of the Collection
                             Agent as of such date.

                   C    =    the Capital of such Eligible Asset at the close
                             of business of the Collection Agent on such date.

                   YR   =    the Yield Reserve for such Eligible Asset at
                             the close of business of the Collection Agent as of such date.

                   "Dilution Volatility" means, as of any date, a ratio
              (expressed as a percentage) equal to the product of (a) the highest Dilution Ratio as of the last day of any Fiscal Month occurring in the 12 Fiscal Months ended immediately preceding such date minus the average of the Dilution Ratios as of the last day of each of such 12 Fiscal Months and (b) a ratio calculated by dividing the highest Dilution Ratio as of the last day of any Fiscal Month occurring in the 12 Fiscal Months ended immediately preceding such date by the average of the Dilution Ratios as of the last day of each of such 12 Fiscal Months and (c) the average of the Dilution Horizons for each of the three Fiscal Months ended immediately preceding such date.

                   "Effective Date" has the meaning assigned to that term in
              Section 3.01.

                   "Eligible Asset" means, at any time, an undivided
              percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool
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                                       12

              Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Eligible Asset shall be computed as


                                C + YR + LR + DR + CAFR
                                -----------------------
                                          NRPB

              where:

                   C    =    the Capital of such Eligible Asset at the time
                             of such computation.

                   YR   =    the Yield Reserve of such Eligible Asset at the
                             time of such computation.

                   LR   =    the Loss Reserve of such Eligible Asset at the
                             time of such computation.

                   DR   =    the Dilution Reserve of such Eligible Asset at
                             the time of such computation.

                   CAFR = the Collection Agent Fee Reserve of such Eligible Asset at the time of such computation.

                   NRPB = the Net Receivables Pool Balance at the time of such computation.

              Each Eligible Asset shall be determined from time to time pursuant to the provisions of Section 2.04.

                   "Eligible Assignee" means any financial institution that
              has been approved in writing as an "Eligible Assignee" by the Seller and the Agent.

                   "Eligible Receivable" means, at any time and with respect
              to any Eligible Asset, a Receivable or any portion thereof:

                        (i)  the Obligor of which is a United States
                   resident, is not an Affiliate of any of the parties hereto or to the Receivables Contribution and Sale Agreement, and is not a government or a governmental subdivision or agency (including, without limitation, the government, or any governmental subdivision or agency, of the United States or any state or municipality thereof or any other subdivision thereof);

                       (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder
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                                       13

                   (including, without limitation, under the Original Agreement) is a Designated Obligor;

                      (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder (including, without limitation, under the Original Agreement) is not the Obligor of any Defaulted Receivables in the aggregate amount of 20% or more of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

                       (iv) which at the time of the initial creation of an interest therein hereunder (including, without limitation, under the Original Agreement) is not a Defaulted Receivable or Delinquent Receivable;

                        (v) which is not indebtedness arising from the sale of merchandise that has not been shipped by Americas to the Obligor thereof;

                        (vi) which, according to the Contract related thereto, is required to be paid in full within 61 days of the original invoice date therefor, in the case of any Receivable of the type described in clause (i) of the definition of the term "Receivable", or, in the case of any Receivable of the type described in clause (ii) of the definition of such term, by the date by which the Pool Receivable the sale of which gave rise to such Receivable was so required to have been paid in full;

                       (vii) which is an account receivable representing all or part of the sales price of merchandise or insurance within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                       (viii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                       (ix)  which is an "account" within the meaning of
                   Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest created by an Eligible Asset;

                        (x) which is denominated and payable only in United States dollars in the United States;

                        (xi) which arises under a Contract which has been duly authorized and which, together with such

                   Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, and is not subject to any active, asserted or effected chargeback, allowance, credit, rebate, discount, dispute, offset, counterclaim, other dilution factor or defense whatsoever (except the discharge in bankruptcy of such Obligor);

                       (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                       (xiii) with respect to which performance (other than by the Obligor or any guarantor thereof) under the related Contract has been completed;

                       (xiv) the Obligor of which, if a natural person, to the best knowledge of the Seller or Americas, (a) is living, (b) is not a minor under the laws of his or her state of residence, and (c) is competent to enter into a contract and incur debt;

                       (xv) which is, immediately prior to the time of the initial creation of an interest therein hereunder (including, without limitation, under the Original Agreement), legally and beneficially owned by the Seller free of any Adverse Claim;

                       (xvi) which is not evidenced by any "instrument" or "chattel paper" within the meaning of the UCC in effect in the State of California;

                       (xvii) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; and

                       (xviii)  as to which, at least 30 days prior to the time
                   of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that such Receivable (or class of Receivables) is not acceptable for purchase by the Banks, or the Banks (other than Citibank) and CNA, hereunder;

              provided that if and so long as the aggregate Outstanding Balance of the Pool Receivables financed or to be financed by Floor Plan Obligors is less than 12% of the aggregate Outstanding Balance of the Eligible Receivables in the Receivables Pool, the term "Obligor" referred to above in this definition of "Eligible Receivable" shall apply only to the Original Obligor of the Receivable referred to therein, and if and so long as the aggregate Outstanding Balance of the Pool Receivables financed or to be financed by Floor Plan Obligors is 12% or more of the aggregate Outstanding Balance of the Eligible Receivables in the Receivables Pool, such term "Obligor" shall apply to the Floor Plan Obligor of the Receivable referred to therein if financed or to be financed by such Floor Plan Obligor and to the Original Obligor of such Receivable if not financed or to be financed by any Floor Plan Obligor.

                   "ERISA" means the Employee Retirement Income Security Act
              of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                   "Eurodollar Reserve Percentage" of Citibank means, for
              any Fixed Period, the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited, to any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time), or with respect to any other category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate is determined, having a term equal to such Fixed Period.

                   "Event of Termination" has the meaning specified in
              Section 7.01.

                   "FAB" means Merisel FAB, Inc., a Delaware corporation and
              a wholly-owned subsidiary of Merisel, created to acquire and operate the assets comprising the franchise and distribution division of ComputerLand Corporation, a Delaware corporation.

                   "Federal Funds Rate" means, for any day, a fluctuating
              interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                   "Fee Letter" means the letter agreement regarding
              additional fees, dated the date hereof, between the Seller and the Agent.

                   "Fiscal Month" means any of the accounting months
              designated as such on Schedule III hereto.

                   "Fixed Period" means, with respect to any Eligible Asset,
              a period determined pursuant to Section 2.02; provided, however, that:

                        (i) any Fixed Period shall be a period of from one to and including 14 days, or a period of one, two, three or six months, as the Seller shall select (subject to clause (iv) below) on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 1:00 P.M. (New York City time) on the day which occurs three Business Days before the first day of such Fixed Period, each such Fixed Period for any Eligible Asset to commence on the last day of the immediately preceding Fixed Period for such Eligible Asset (or, if there is no such Fixed Period, on the date of Purchase of such Eligible Asset), except that if the Agent shall not have received such notice before 1:00 P.M. (New York City time) on such day, such Fixed Period shall be one day;

                       (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if such Fixed Period relates to the Adjusted LIBO Rate and such extension would cause the last day of such Fixed Period to occur in the next succeeding month, the last day of such Fixed Period shall occur on the immediately preceding Business Day;

                      (iii) in the case of any Fixed Period of one day for any Eligible Asset, (a) if such Fixed Period is such Eligible Asset's initial Fixed Period, such Fixed Period shall be the day of the related Purchase; (b) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                      (iv) in the case of any Fixed Period for any Eligible Asset which commences before the Termination Date for such Eligible Asset and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Eligible Asset shall be of such duration as shall be selected by the Agent.

                   "Floor Plan Obligor" means any Obligor referred to in
              clause (ii) of the definition of "Obligor" contained in this
              Section 1.01.

                   "Indemnified Party" means any of Citibank, CNA, any Bank,
              any Owner, the Agent or any Affiliate of any thereof, and "Indemnified Parties" means all of Citibank, CNA, the Banks, the Owners, the Agent and their respective Affiliates.

                   "Investor" means Corporate Receivables Corporation, a
              California corporation, or any other "Investor" under and as defined in the Investor Agreement from time to time.

                   "Investor Agreement" means the Amended and Restated Trade
              Receivables Purchase and Sale Agreement, dated as of the date hereof, among the Seller, the Investor and CNA, as Agent, as the same may, from time to time, be amended, modified or supplemented.

                   "Investor Report" means a report, in substantially the
              form of Exhibit C hereto, furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

                   "Liquidation Collection Agent Fee" means for any Eligible
              Asset at any date an amount equal to (i) the Capital of such Eligible Asset as at such date multiplied by (ii) the product of (a) the percentage per annum as at such date of the Collection Agent Fee and (b) a fraction having as its numerator the number of days in the period equal to the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) and 360 as its denominator.

                   "Liquidation Day" for any Eligible Asset means either
              (i) each day during any Settlement Period for such Eligible Asset on which the conditions set forth in Section 3.02 are not satisfied (and such failure of conditions is not waived by the Agent and the Majority Banks), provided that such conditions are also not satisfied (and such failure of conditions is not waived by the Agent and the Majority Banks) on any succeeding day during such Settlement Period, or
              (ii) each day which occurs on or after the Termination Date for such Eligible Asset.

                   "Liquidation Fee" means, for each Eligible Asset for any
              Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which any Liquidation Day or Termination Date for such Eligible Asset occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Eligible Asset during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Owners of such Eligible Asset from such Owners' investing the proceeds of such reductions of Capital.

                   "Liquidation Yield" means, for any Eligible Asset at any
              date, an amount equal to the Rate Variance Factor as at such date multiplied by the product of (i) the Capital of such Eligible Asset as at such date and (ii) the product of (a) the Citibank Rate for such Eligible Asset for a Fixed Period deemed to commence at such time for a period of 30 days and
              (b) a fraction having as its numerator the number of days in the period equal to the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) and 360 as its denominator.

                   "Lock-Box Account" means a lock-box account or special
              depositary account maintained in the name of the Seller at a bank for the purpose of receiving Collections.

                   "Lock-Box Agreement" means an agreement, in substantially
              the form of Exhibit D hereto, among the Seller, as assignee of Americas or otherwise, the Agent and any Lock-Box Bank.

                   "Lock-Box Bank" means any of the banks holding one or
              more Lock-Box Accounts.

                   "Lock-Box Notice" means a notice, in substantially the
              form of Annex 1 to the Lock-Box Agreement, from the Seller to any Lock-Box Bank.

                   "Loss Amount" means, for any Eligible Asset on any date,
              the sum of, for each of the three Non-Investment Grade Obligors (as defined below) that, out of all Non-Investment Grade Obligors owing such Pool Receivables, owe the three largest aggregate Outstanding Balances of such Pool Receivables, the lesser of (i) the aggregate Outstanding Balance of Pool Receivables which are Eligible Receivables on such date and are owed on such date by such Non-Investment Grade Obligor or (ii) the Special Concentration Limit, if any, for such Non-Investment Grade Obligor or, if none, the product of (A) the Concentration Limit for such Obligor on such date multiplied by (B) the aggregate outstanding Capital of all Eligible Assets on such date. The term "Non-Investment Grade Obligor" means any Obligor the long-term public senior unsecured debt securities of which either are not rated by Standard & Poor's Ratings Group and by Moody's Investors Service or, if so rated, are rated below BBB- by Standard & Poor's Ratings Group or below Baa3 by Moody's Investors Service.

                   "Loss Percentage" means, for any Eligible Asset at any
              date, the greatest of (i) three times the highest Default Ratio as of the last day of any Fiscal Month occurring in the 12 Fiscal Months ended immediately preceding such date,
              (ii) 12% and (iii) three times the Loss-to-Liquidation Ratio as of the last day of the Fiscal Month ended immediately preceding such date.

                   "Loss-to-Liquidation Ratio" means the ratio (expressed as
              a percentage) computed as of the last day of each Fiscal Month by dividing (i) an amount equal to the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or which should have been written off by the Seller under its Credit and Collection Policy, during the period of 12 Fiscal Months ending with and including such Fiscal Month by (ii) the aggregate amount of Collections received during such period with respect to Pool Receivables.

                   "Loss Reserve" means, for any Eligible Asset at any date,
              an amount equal to the greater of (i)


                                     LP x (C + YR)

              where:

                   LP   =    the Loss Percentage for such Eligible Asset at
                             the close of business of the Collection Agent on such date.

                   C    =    the Capital of such Eligible Asset at the close
                             of business of the Collection Agent on such date.

                   YR   =    the Yield Reserve for such Eligible Asset at
                             the close of business of the Collection Agent on such date.

              or (ii) the Loss Amount for such Eligible Asset at the close of business of the Collection Agent on such date.

                   "Majority Banks" means at any time such of the Banks and
              CNA as own at least 51% of the then aggregate outstanding Eligible Assets held by the Banks and CNA or, if no such Eligible Assets are then outstanding, Banks having at least 51% of the Commitments.

                   "Merisel" means Merisel, Inc., a Delaware corporation.

                   "Net Receivables Pool Balance" means at any time the
              Outstanding Balance of the Eligible Receivables (subject to the below proviso) in the Receivables Pool at such time reduced by the sum of:

                        (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time;

                        (ii)  the aggregate amount by which the then
                   Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) of each Obligor exceeds (x) the product of (A) the Concentration Limit for such Obligor at such time multiplied by (B) the aggregate outstanding Capital of all Eligible Assets at such time or (y) the Special Concentration Limit for such Obligor, as the case may be;

                       (iii) the aggregate amount by which the then Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) of each Floor Plan Obligor the long-term public senior unsecured debt securities of which are not rated "A" or higher by Standard & Poor's Ratings Group and by Moody's Investors Service, exceeds the product of (A) the Concentration Limit for such Obligor as such time multiplied by (B) the aggregate outstanding Capital of all Eligible Assets at such time;

                       (iv) the aggregate amount of accrued and unpaid volume rebates owed by the Seller or Americas to Obligors of Pool Receivables at such time; and

                       (v)  the lesser of (x) the aggregate payables
                   (unless of the type set forth in clause (iii) above) owed at any time by the Seller or Americas (or any Affiliate thereof if, for contractual or other reasons, the Seller or Americas and such Affiliate could be viewed as a single entity for purposes of offset rights) to any Obligor of any Pool Receivable (or, to the best knowledge of the Seller, any Affiliate of any such Obligor if, for contractual or other reasons, such Obligor and such Affiliate could be viewed as a single entity for purposes of offset rights) and (y) the aggregate Outstanding Balance of Pool Receivables which are Eligible Receivables and are owed by such Obligor (or any such Affiliate) at such time;

              provided, however, that if and so long as the aggregate Outstanding Balance of the Pool Receivables financed or to be financed by Floor Plan Obligors is less than 12% of the aggregate Outstanding Balance of the Eligible Receivables in the Receivables Pool, clause (ii) above shall apply only to the Original Obligors of the Pool Receivables referred to therein, and if and so long as the aggregate Outstanding Balance of the Pool Receivables financed or to be financed by Floor Plan Obligors is 12% or more of the aggregate Outstanding Balance of the Eligible Receivables in the Receivables Pool, clause (ii) above shall apply to the Floor Plan Obligors of the Pool Receivables financed or to be financed by such Floor Plan Obligors and to the Original Obligors of the other Pool Receivables referred to therein.

                   "Obligations" has the meaning specified in Section 11.02.

                   "Obligor" means a Person (other than the Seller or
              Americas) either (i) which is obligated to make payments pursuant to a Contract of the type described in clause (i) of the definition of the term "Contract" contained in this
              Section 1.01 or (ii) which has financed or is obligated to finance (by lending to an Obligor referred to in clause (i) above, or by purchasing from Americas, if the consideration to be paid by such Person for such purchase is in the form of indebtedness, or the Seller, if such consideration is in the form of cash, or otherwise), or is a party to an agreement that contemplates that such Person may so finance, a Receivable.

                   "Original Agreement" has the meaning assigned to that
              term in Preliminary Statement (2).

                   "Original Obligor" means any Obligor referred to in
              clause (i) of the definition of "Obligor" contained in this
              Section 1.01.

                   "Origination Fee" has the meaning specified in
              Section 2.10.

                   "Outstanding Balance" of any Receivable at any time means
              the then outstanding principal balance thereof; provided, however, that it is understood by the parties hereto that in any computation or other determination of the Outstanding Balance of any Pool Receivable, or the aggregate Outstanding Balance of Pool Receivables, owed by any Obligors hereunder, the amount of such Outstanding Balance shall not be reduced by any negative balances owed by any other Obligors.

                   "Owner" means, for each Eligible Asset, upon its purchase
              hereunder any of the Banks that purchased such Eligible Asset or any of the Banks and CNA, as the case may be, as the purchaser thereof; provided, however, that, upon any assignment thereof or of any portion thereof pursuant to
              Article IX, the Assignee thereof shall be the Owner thereof or an Owner thereof.

                   "Permitted Transaction" means any transaction permitted
              under the Certificate of Incorporation and by-laws of the Seller delivered to the Agent pursuant to Section 3.01, as the same may, from time to time, be amended, modified or otherwise supplemented with the prior written consent of the Agent.

                   "Person" means an individual, partnership, corporation
              (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                   "Pool Receivable" means a Receivable in the Receivables
              Pool.

                   "Preliminary Lock-Box Notice" means a notice, in
              substantially the form of Exhibit F hereto, from the Seller to a Lock-Box Bank.

                   "Program Fee" has the meaning specified in Section 2.10.

                   "Provisional Liquidation Day" means any day which could
              be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day".

                   "Purchase" means a purchase by the Banks or the Banks
              (other than Citibank) and CNA, as the case may be, of an Eligible Asset from the Seller pursuant to Article II (including, without limitation, Article II of the Original Agreement).

                   "Rate Variance Factor" means that number which reflects
              the potential variance in selected interest rates over a period of time designated by the Agent, as shall be computed by the Collection Agent each Fiscal Month as set forth in the Investor Report in accordance with the provisions thereof; provided, however, that the "factors" in line 7 of the "Rate Variance Factor" section of such Investor Report may be changed from time to time upon at least five days' prior notice by the Agent to the Collection Agent.

                   "Rating Period" means any period during which either
              (i) any of Americas' long-term public senior unsecured debt securities shall be rated below BBB- by Standard & Poor's Ratings Group or below Baa3 by Moody's Investors Service, or
              (ii) if such securities are not rated by Standard & Poor's Ratings Group or Moody's Investors Service, such securities shall have a deemed rating of less than BBB or Baa2, as determined by the Agent in its reasonable discretion, based on
              (A) the most recent audited financial statements for Americas and its subsidiaries, (B) the financial effect on Americas of its issuance of any equity securities during the 90-day period following the date of such financial statements, and (C) any material adverse change in the financial condition or operations of Americas since September 30, 1994.

                   "Receivable" means (i) the indebtedness of any Original
              Obligor under a Contract of the type described in clause (i) of the definition of the term "Contract" arising from a sale of merchandise by Americas (except for sales of merchandise by the "Channel Services Group" of Americas) to such Original Obligor, including without limitation any such indebtedness which may be financed by any Floor Plan Obligor, and (ii) the indebtedness of any Floor Plan Obligor arising from the sale by Americas of any indebtedness referred to in clause (i) above to such Floor Plan Obligor under the agreement or arrangement of the type described in clause (iii) of the definition of the term "Related Security" contained herein relating to such indebtedness, and, in the case of clauses (i) and (ii) above, includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Unless otherwise stated, the term "Obligor" of any Receivable refers to both the Original Obligor that owes such Receivable and, if applicable, the Floor Plan Obligor that finances, or may finance, such Receivable.

                   "Receivables Contribution and Sale Agreement" means the
              Receivables Contribution and Sale Agreement, dated as of the date hereof and in substantially the form of Exhibit I hereto, between the Seller and Americas, as the same may, from time to time, be amended, modified or supplemented with the prior written consent of the Agent.

                   "Receivables Pool" means at any time the aggregation of
              each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase, or reinvestment to purchase, such Receivable pursuant to Section 2.05 (including, without limitation, Section 2.06 of the Original Agreement), other than any such Receivable (i) which shall have been repurchased by the Seller as contemplated by Section 2.07 (including, without limitation, Section 2.08 of the Original Agreement) or
              (ii) with respect to which Collections in the entire amount of the Outstanding Balance of such Receivable shall have been received in respect of any Related Security supporting or securing payment of such Receivable and applied and distributed pursuant to Section 2.05 or 2.06, as applicable at the time of such receipt (if and so long as neither the Agent nor any Owner is at any time required to return all or any portion of such amount for any reason).

                   "Records" means all Contracts and other documents, books,
              records, and other tangible information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by or in possession of the Seller or Americas with respect to Receivables, Related Security or the related Obligors in connection with this Agreement, the Receivables Contribution and Sale Agreement or the Contracts.

                   "Register" has the meaning assigned to that term in
              Section 9.02(c).

                   "Reinvestment Termination Date" for any Eligible Asset
              means that Business Day which Americas or the Seller designates or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent (with the consent or at the request of the Majority Banks) designates, as the Reinvestment Termination Date for such Eligible Asset by notice to the Agent, and to the Seller or Americas, as applicable (if Americas or the Seller so designates), or to the Seller (if the Agent so designates) at least three Business Days prior to such Business Day in the case of any such designation by Americas or the Seller, and at least one Business Day prior to such Business Day in the case of any such designation by the Agent.

                   "Related Security" means with respect to any Receivable:

                        (i) all of the Seller's and Americas' interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable until such Receivable shall be paid in full pursuant to Sections 2.07 and 5.01(j);

                       (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                       (iii) all floorplan repurchase agreements, repurchase agreements, inventory financing agreements, and other floorplan agreements, and guarantees, insurance and other agreements or arrangements of whatever character, from time to time financing or otherwise supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                       (iv)  all Records.

                   "Restructuring Fee" has the meaning specified in
              Section 2.10.

                   "Resyndication Fee" has the meaning specified in
              Section 2.10.

                   "Settlement Period" for any Eligible Asset means each
              period commencing on the first day of each Fixed Period for such Eligible Asset and ending on the last day of such Fixed Period, and, on and after the Termination Date for such Eligible Asset, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

                   "Special Concentration Limit" for any Obligor means at
              any time such dollar amount specified for such Obligor by the Agent in writing delivered to the Seller; provided, however, that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

                   "Termination Date" for any Eligible Asset means the
              earlier of (i) the Reinvestment Termination Date for such Eligible Asset and (ii) the Commitment Termination Date.

                   "UCC" means the Uniform Commercial Code as from time to
              time in effect in the specified jurisdiction.

                   "Yield" means the product of


                                    CR x C x ED + LF
                                            ---
                                            360

              where:

                   CR = the Citibank Rate for such Eligible Asset for such
                        Fixed Period.

                   C  = the Capital of such Eligible Asset during such Fixed
                        Period.

                   ED = the actual number of days elapsed during such Fixed
                        Period.

                   LF = the Liquidation Fee, if any, for such Eligible Asset
                        for such Fixed Period.

              provided, however, that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                   "Yield Reserve" for any Eligible Asset at any time means
              the sum of (i) the Liquidation Yield at such time for such Eligible Asset, plus (ii) the accrued and unpaid Yield for such Eligible Asset.

                   SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Division 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Division 9.

                   SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                       ARTICLE II

                           AMOUNTS AND TERMS OF THE PURCHASES

                   SECTION 2.01. Commitment. On the terms and conditions hereinafter set forth, each Bank, severally shall, and CNA (in place of Citibank hereunder) may in its sole discretion, make Purchases of Eligible Assets from time to time during the period from the Effective Date to the Commitment Termination Date in an aggregate amount for such Bank or CNA not to exceed at any time outstanding such Bank's Commitment, or, in the case of CNA, Citibank's Commitment; provided, however that no Bank shall be obligated to make, and CNA shall not make, any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets, together with the aggregate outstanding "Capital" of "Eligible Assets" under the Investor Agreement, would exceed the aggregate Commitments of all the Banks. Each Purchase shall be made ratably by the Banks according to their respective Commitments, provided, that in the case of a Purchase by the Banks (other than Citibank) and CNA, CNA's portion of such Purchase shall be determined ratably in accordance with Citibank's Commitment. Each Bank or, if applicable, each Bank (other than Citibank) and CNA, shall make their respective ratable portions of each Purchase on the same day as the other parties making such Purchase. The Owners of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest pursuant to Section 2.05 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Eligible Asset.

                   SECTION 2.02. Making Purchases. (a) Each Purchase shall be made on at least three Business Days' notice from the Seller to the Agent, given not later than 1:00 P.M. (New York City time), which shall give to each Bank and CNA prompt notice thereof by telephone, telecopier, telex or cable. Each such notice of a proposed Purchase shall be by telephone, telecopier, telex or cable, specifying the requested (A) amount of such Purchase to be paid to the Seller and (B) Business Day of such Purchase and duration of the initial Fixed Period for such Eligible Asset. CNA shall have the right in its sole discretion, and shall promptly notify the Agent whether CNA has determined, to make such Purchase with the Banks (other than Citibank), in place of Citibank. The Agent shall promptly thereafter notify the Seller whether CNA has determined to make such Purchase and whether the desired duration of the initial Fixed Period for the Eligible Asset to be purchased is acceptable. On the date of each Purchase, each Bank or each Bank (other than Citibank) and CNA, as the case may be, shall, upon satisfaction of the applicable conditions set forth in

          Article III, make available to the Agent its ratable portion of the amount of such Purchase by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park Avenue, New York, New York. The Agent shall, on the first day of each Fixed Period for each Eligible Asset, notify the Seller and each Bank of the Citibank Rate for such Fixed Period.

                   (b) Each notice of a Purchase from the Seller delivered pursuant to Section 2.02(a) shall be irrevocable and binding on the Seller. The Seller shall indemnify each Bank and CNA against any actual loss or expense incurred by such Bank or CNA as a result of any failure to fulfill on or before the date of any Purchase the applicable conditions set forth in Article III which loss or expense arises as a result of any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank or CNA to fund its ratable portion of such Purchase when such Purchase, as a result of such failure, is not made on such date.

                   (c) Unless the Agent shall have received notice from a Bank prior to the date of any Purchase that such Bank will not make available to the Agent such Bank's ratable portion of such Purchase, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Purchase in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Seller on such date a corresponding amount. However, if the Agent has received such notice from such Bank, the Agent may not make such assumption and may not make available to the Seller on such date such corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent but the Agent shall have made such ratable portion available to the Seller, such Bank and the Seller severally agree to repay (to the extent not repaid by the Seller or such Bank, respectively) to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Seller until the date such amount is repaid to the Agent, at (i) in the case of the Seller, the Yield rate applicable to such amount and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's ratable portion of such Purchase for purposes of this Agreement.

                   (d) The failure of any Bank or CNA to make available such Bank's or CNA's ratable portion of any Purchase shall not relieve any other Bank or CNA of its obligation, if any, hereunder to make available such other Bank's ratable portion of such Purchase on the date of such Purchase, but no Bank or CNA shall be responsible for the failure of any other Bank or CNA to make available such other Bank's or CNA's ratable portion of such Purchase on the date of any Purchase.

                   SECTION 2.03.  Termination or Reduction of the
          Commitments.

                   (a) Optional. The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the Commitments; provided, however, that for purposes of this Section 2.03(a), the unused portions of the Commitments shall be computed as the excess of
          (A) the aggregate Commitments of the Banks immediately prior to giving effect to such termination or reduction over (B) the sum of
          (i) the aggregate Capital of Eligible Assets outstanding at the time of such computation and (ii) the aggregate "Capital" of "Eligible Assets" outstanding under the Investor Agreement at such time; provided, further, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

                   (b) Mandatory. On each day on which the Seller shall, pursuant to Section 2.03(a) of the Investor Agreement, reduce in part the unused portion of the Purchase Limit (as defined in the Investor Agreement), the aggregate Commitments shall automatically (and ratably for each Bank) reduce by an equal amount. The Commitments shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Purchase Limit pursuant to Section 2.03(a) of the Investor Agreement.

                   SECTION 2.04. Eligible Asset. (a) Each Eligible Asset shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Eligible Asset. Thereafter until the Termination Date for such Eligible Asset, such Eligible Asset shall be automatically recomputed as of the close of business of the Collection Agent on each Business Day (other than a Liquidation Day). Such Eligible Asset shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Eligible Asset, as computed as of the day immediately preceding the Termination Date for such Eligible Asset, shall remain constant at all times on and after such Termination Date. Such Eligible Asset shall become zero at such time as the Owners of such Eligible Asset shall have received the accrued Yield for such Eligible Asset and shall have recovered the Capital of such Eligible Asset and all amounts owed to such Owners by the Seller hereunder (other than pursuant to indemnification obligations of the Seller under Article X that shall not have become liquidated or fixed by such time), and the Collection Agent shall have received the accrued Collection Agent Fee for such Eligible Asset.

                   (b) If any Eligible Asset would otherwise be reduced on any day on account of Receivables arising as or becoming Pool Receivables, the Owners of such Eligible Asset may prevent such reduction by giving notice to the Collection Agent, before the close of business of the Collection Agent on such day, that such Eligible Asset's interest in such Receivables is to be limited so as to prevent such reduction. If such notice is given for any day for any Eligible Asset, the Receivables Pool for such Eligible Asset and the Net Receivables Pool Balance for such Eligible Asset, will include, with respect to Receivables arising as or becoming Pool Receivables on such day, only such number of such Receivables or such portion of such Receivables as shall cause such Eligible Asset to remain constant, such Receivables or portion thereof being included in the Receivables Pool for such Eligible Asset in the order of the Seller's invoice numbers for such Receivables up to an aggregate amount so as to cause such Eligible Asset to remain constant, and the remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day.

                   SECTION 2.05.  Non-Liquidation Settlement Procedures.
          On each day (other than a Liquidation Day or a Provisional Liquidation Day) during each Settlement Period for each Eligible Asset, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside and hold in trust for the Owners of such Eligible Asset an amount equal to the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owners, by recomputation of such Eligible Asset pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; provided, however, that, to the extent that the Agent or any Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim for such amount. On the last day of each Settlement Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owners of such Eligible Asset the amounts set aside as described in clause (i) of the first sentence of this

          Section 2.05. Upon receipt of such funds by the Agent, the Agent shall distribute them to the Owners of such Eligible Asset in payment of the accrued Yield for such Eligible Asset and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, and second, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                   SECTION 2.06. Liquidation Settlement Procedures. On each Liquidation Day and on each Provisional Liquidation Day during each Settlement Period for each Eligible Asset, the Collection Agent shall set aside and hold in trust for the Owner of such Eligible Asset the Collections of Pool Receivables attributable to such Eligible Asset received on such day. On the last day of each Settlement Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owners of such Eligible Asset the amounts set aside pursuant to the preceding sentence but not to exceed the sum of
          (i) the accrued Yield for such Eligible Asset, (ii) the Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset and (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owners of such Eligible Asset. Any amounts set aside pursuant to the first sentence of this Section 2.06 and not required to be deposited to the Agent's Account pursuant to the preceding sentence shall be paid to the Seller by the Collection Agent; provided, however, that if amounts are set aside pursuant to the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to the first sentence of
          Section 2.05 on the day of such subsequent determination. Upon receipt of funds deposited to the Agent's Account pursuant to the second sentence of this Section 2.06, the Agent shall distribute them (A) to the Owners of such Eligible Asset (x) in payment of the accrued Yield for such Eligible Asset, (y) in reduction (to zero) of the Capital of such Eligible Asset and (z) in payment of any other amounts owed by the Seller hereunder to such Owners and
          (B) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, second, in reduction of Capital of such Eligible Asset, third, in payment of other amounts payable to such Owners, and fourth, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                   SECTION 2.07. General Settlement Procedures. If on any day (i) the Outstanding Balance of a Pool Receivable is either
          (A) reduced as a result of any defective, rejected or returned merchandise or services, or any credit, rebate, discount, dispute, chargeback, allowance or other dilution factor or any other adjustment by the Seller or Americas or any other Affiliate thereof, or (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or Americas or any other Affiliate thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) in connection with any sale by the Seller of any Pool Receivable to any Floor Plan Obligor, the consideration paid by such Floor Plan Obligor as contemplated by Section 5.03(a) shall be less than the Outstanding Balance of such Pool Receivable as a result of finance charges payable by the Seller to such Floor Plan Obligor in connection with such sale, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, in the case of clause (i), or, in the case of clause (ii), in the amount of the excess of the Outstanding Balance of such Receivable over the consideration paid by such Floor Plan Obligor in connection with the Seller's sale thereof as contemplated by Section 5.03(a). If on any day any of the representations or warranties in
          Section 4.01(h) is no longer true with respect to all or any portion of a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable or portion, as the case may be. In the case of each of the two preceding sentences, upon any such payment by the Seller of any amount of any such Receivable, the Seller shall be deemed to have repurchased (without recourse and without representation or warranty, express or implied) such Receivable to the extent of such amount and such amount of such Receivable shall cease to be a "Pool Receivable" for purposes of this Agreement (unless and until the Agent or any Bank or any Owner is at any time required to return all or any portion of such amount for any reason). Except as otherwise provided in the preceding three sentences or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the 15th Business Day of each Fiscal Month, the Collection Agent shall prepare and forward to the Agent for each Owner of an Eligible Asset (A) an Investor Report, relating to each Eligible Asset, as of the close of business of the Collection Agent on the last day of the immediately preceding Fiscal Month, computed in accordance with the proviso to the definition of the term "Outstanding Balance" and excluding any Obligor which owes an aggregate negative balance, and (B) (1) in the case of each Obligor owing Pool Receivables the aggregate Outstanding Balance of which exceeds the Concentration Limit or, if applicable, the Special Concentration Limit for such Obligor at such time, a listing by Obligor of the aggregate Outstanding Balance of the Pool Receivables owed by such Obligor, together with an analysis as to the aging of such aggregate Receivables, as of such last day, and (2) an analysis as to the aging of the aggregate Pool Receivables owed by all Obligors, and (3) in the case of each Obligor, if and to the extent requested by the Agent, a listing by Obligor of each Pool Receivable owed by such Obligor, together with an analysis as to the aging of such Receivables, as of such last day. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06, the Seller will advise the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Eligible Asset; provided, however, that, if the Seller is not the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

                   SECTION 2.08. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account for the account of the Owners or any other Indemnified Party, as applicable. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of Yield, Liquidation Yield, Capital or fees to the Banks or to the Banks (other than Citibank) and CNA, as the case may be, ratably in accordance with their respective interests, and like funds relating to the payment of any other amount payable to any Indemnified Party to such Indemnified Party, in each case to be applied in accordance with the terms of this Agreement. Upon the Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.02(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                   (b) The Seller hereby authorizes each Bank, if and to the extent payment owed by the Seller to such Bank is not made to the Agent when due hereunder, to charge from time to time against any or all of the Seller's accounts with such Bank any amount so due.

                   (c) The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the ratable account of, and distributed by the Agent ratably to, the Owners, former Owners or Indemnified Parties to which the amounts referred to above were owed (either as a payment or as a deposit).

                   (d) All computations of interest and all computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                   (e) Unless the Agent shall have received notice from the Collection Agent or the Seller prior to the date on which any payment is due to the Banks or the Banks (other than Citibank) and CNA, as the case may be, hereunder that the Collection Agent or the Seller, as the case may be, will not make such payment in full, the Agent may assume that the Collection Agent or the Seller, as the case may be, has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Collection Agent or the Seller, as the case may be, shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                   SECTION 2.09. Dividing or Combining of Eligible Assets. The Seller may, on notice received by the Agent not later than 1:00 P.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Eligible Asset (an "Existing Eligible Asset"), divide such Existing Eligible Asset on such last day into two or more new Eligible Assets, each such new Eligible Asset having Capital as designated in such notice and all such new Eligible Assets collectively having aggregate Capital equal to the Capital of such Existing Eligible Asset. The Seller may, on notice received by the Agent not later than 1:00 P.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Eligible Assets owned by the same Owners or the date of any proposed Purchase of an Eligible Asset by the same Owners (if the last day of such Fixed Period is the date of such proposed Purchase) as own one or more existing Eligible Assets, either (i) combine such Existing Eligible Assets or (ii) combine such Existing Eligible Asset or Eligible Assets and such proposed Eligible Asset to be purchased, on such last day into one new Eligible Asset, such new Eligible Asset having Capital equal to the aggregate Capital of such Existing Eligible Assets, or such Existing Eligible Asset or Eligible Assets and such proposed Eligible Asset, as the case may be. On and after any division or combination of Eligible Assets as described above, each of the new Eligible Assets resulting from such division, or the new Eligible Asset resulting from such combination, as the case may be, shall be a separate Eligible Asset having Capital as set forth above, and shall take the place of such Existing Eligible Asset or Eligible Assets or proposed Eligible Asset, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Certificate accordingly.

                   SECTION 2.10. Fees. (a) The Seller shall pay, from the Effective Date until the Collection Date, the following fees:

                        (i) to the Agent for its account an administration fee (the "Administration Fee") as set forth in the Fee Letter; and

                       (ii) to the Agent for the account of each Bank, a commitment fee (the "Commitment Fee"), from the Effective Date in the case of any Original Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, until the Collection Date, on the amount of such Bank's entire
              Commitment (whether used or unused) at the rate of 20/100 of 1% per annum for the fiscal quarter next following each fiscal quarter at the end of which the ratio of Consolidated Debt Equivalents (as defined in the Credit Agreement) for Americas to the sum of such Consolidated Debt Equivalents plus Consolidated Net Worth (as defined in the Credit Agreement) for Americas is equal to or less than .55 to 1, or 25/100 of 1% per annum for the fiscal quarter next following each fiscal quarter at the end of which such ratio is greater than .55 to 1 but equal to or less than .625 to 1, or 375/1000 of 1% per annum for the fiscal quarter next following each fiscal quarter at the end of which such ratio is greater than .625 to 1.

          The Administration Fee and the Commitment Fee are payable in arrears monthly on the last day of each month during the term of this Agreement and on the Collection Date.

                   (b) The Seller shall also pay to the Agent for the account of CNA an origination fee (the "Origination Fee") as set forth in the Fee Letter.

                   (c) The Owners shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Owners, from the date of the initial Purchase under the Original Agreement until the Collection Date, payable on the last day of each Settlement Period for such Eligible Asset; provided, however, that, upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller or any Affiliate thereof) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided, further, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

                   (d) The Seller shall also pay to the Agent, on the Effective Date, (i) for the account of the Agent a restructuring fee (the "Restructuring Fee") as set forth in the Fee Letter, and
          (ii) for the account of each Original Bank, a resyndication fee (the "Resyndication Fee") in the amount of 1/20 of 1% of such Bank's entire Commitment (whether used or unused) on such date.

                   SECTION 2.11.  Increased Costs.  If, due to either
          (i) any change in Regulation D of the Board of Governors of the Federal Reserve System (to the extent any cost incurred pursuant to such regulation is not included in the calculation of Adjusted LIBO Rate), (ii) the introduction of or any change in or in the interpretation of any law or regulation or (iii) the compliance with any guideline or request from any central bank or other governmental authority made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to (or, in the case of Regulation D of the Board of Governors of the Federal Reserve System, there shall be imposed a cost on) any Indemnified Party of agreeing to make or making the Purchases or purchasing or maintaining Eligible Assets or portions thereof or interests therein hereunder or under any agreement entered into by such Indemnified Party with respect to this Agreement or the Investor Agreement, then the Seller shall from time to time, within ten days after demand, and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.11, by such Indemnified Party (or by the Agent for the account of such Indemnified Party) (with a copy of such demand and certificate to the Agent), pay to the Agent for the account of such Indemnified Party additional amounts sufficient to compensate such Indemnified Party for such increased or imposed cost. Each Indemnified Party party hereto agrees to use its best efforts promptly to notify the Seller of any event referred to in clause (i), (ii) or (iii) above, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this Section 2.11. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Seller and the Agent by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall be conclusive and binding for all purposes, absent manifest error.

                   SECTION 2.12. Increased Capital. If any Indemnified Party determines that the introduction of or any change in any law or regulation or any guideline or request from any central bank or other governmental authority made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Indemnified Party or any corporation controlling such Indemnified Party and that the amount of such capital is increased by or based upon the existence of such Indemnified Party's commitment to purchase Eligible Assets or portions thereof or interests therein, or to maintain such Eligible Assets or portions or interests, hereunder or under the Investor Agreement or any agreement entered into by such Indemnified Party with respect to this Agreement or the Investor Agreement, then, within ten days after demand, and delivery to the Seller of the certificate referred to in the last sentence of this Section 2.12, by such Indemnified Party (or by the Agent for the account of such Indemnified Party) the Seller shall pay to such Indemnified Party from time to time, as specified by such Indemnified Party, additional amounts sufficient to compensate such Indemnified Party in light of such circumstances, to the extent that such Indemnified Party reasonably determines such increase in capital to be allocable to the existence of any such commitment. Each Indemnified Party party hereto agrees to use its best efforts promptly to notify the Seller of any event referred to in the first sentence of this
          Section 2.12, provided that the failure to give such notice shall not affect the rights of any Indemnified Party under this
          Section 2.12. A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Seller by such Indemnified Party (or by the Agent for the account of such Indemnified Party) shall, in the absence of manifest error, be conclusive and binding for all purposes.

                   SECTION 2.13. Sharing of Payments, Etc. If any Bank or CNA shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Purchases made by it (other than with respect to payments due to such Bank or CNA pursuant to Section 2.11 or 2.12) in excess of its ratable share of payments on account of the Purchases obtained by all the Banks and CNA, such Bank or CNA shall forthwith purchase from the other Banks and CNA such interests in the Eligible Assets purchased by them as shall be necessary to cause such purchasing Bank or CNA to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank or CNA, such purchase from each Bank and CNA shall be rescinded and such Bank or CNA shall repay to the purchasing Bank or CNA the purchase price to the extent of such recovery together with an amount equal to such Bank's or CNA's ratable share (according to the proportion of (i) the amount of such Bank's or CNA's required repayment to (ii) the total amount so recovered from the purchasing Bank or CNA) of any interest or other amount paid or payable by the purchasing Bank or CNA in respect of the total amount so recovered. The Seller agrees that any Bank or CNA so purchasing an interest in Eligible Assets from another Bank or CNA pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest in Eligible Assets as fully as if such Bank or CNA were the direct creditor of the Seller in the amount of such interest in Eligible Assets.

                   SECTION 2.14.  Maintenance of Purchase Account.
          (a) Each Bank and CNA shall maintain in accordance with its usual practice a Purchase account in which shall be recorded from time to time the amount and tenor of each portion of each Purchase made by such Bank or CNA and all amounts received by such Bank or CNA hereunder.

                   (b)  The Register maintained by the Agent pursuant to
          Section 9.02(c) shall include a control account, and a monitoring account for each Bank and CNA, in which accounts (taken together) shall be recorded (i) the date and amount of each Purchase made hereunder and each Fixed Period applicable to each Eligible Asset purchased hereunder, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any Capital or Yield due and payable or to become due and payable to the Banks and CNA out of Collections hereunder, and (iv) the amount of any sum received by the Agent from the Seller hereunder and each Bank's and CNA's share thereof.

                   (c) The entries made in the Register shall be prima facie evidence of the existence and the accuracy of the

          Purchases and other information to be recorded by the Agent pursuant to subsections (a) and (b) of this Section 2.14.


                                      ARTICLE III

                       CONDITIONS OF EFFECTIVENESS AND PURCHASES

                   SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective when, and only when, (i) the Agent shall have received counterparts of this Agreement executed by the Seller, the Original Banks and CNA, individually and as Agent, (ii) the Agent shall have received payment of (A) the Restructuring Fee and the Resyndication Fee referred to in
          Section 2.10(d) and (B) the "Administration Fee" and the "Commitment Fee" under and as defined in the Original Agreement, accrued to and including the Effective Date (as defined below), and (iii) the Agent shall have received, on or before December 15, 1994, the following documents, each (unless otherwise indicated) dated, or dated as of or effective as of, December 15, 1994 (which date, unless otherwise agreed by the Agent, shall be the same for all such documents, such date being the "Effective Date"), in form and substance satisfactory to the Agent:

                   (a)  The Certificate dated the date hereof.

                   (b) The Receivables Contribution and Sale Agreement, duly executed by the Seller and Americas and acknowledged by the Agent together with:

                        (i) Proper Financing Statements naming Americas as seller, the Seller as purchaser and CNA, as Agent, as assignee, together with evidence reasonably satisfactory to the Agent of the due filing thereof on or before the Effective Date, under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Seller's interests created or purported to be created by the Receivables Contribution and Sale Agreement;

                       (ii) Proper Financing Statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Related Security, Collections or Contracts previously granted by Americas (other than pursuant to the Original Agreement);

                       (iii) Completed requests for information, dated on or a date reasonably near to the Effective Date, listing all effective financing statements which name Americas (under its present name and any previous name) as debtor or seller and which are filed in the jurisdictions in which filings were made pursuant to subsection (b)(i) above, together with copies of such financing statements (none of which, except those filed pursuant to subsection (b)(i) above or in connection with the Original Agreement, shall cover any Receivables, Related Security, Collections or Contracts); and

                       (iv) The Consent and Agreement dated the date hereof with respect hereto and to the Certificate, the Parallel Purchase Commitment and the "Certificate" thereunder, duly executed by Americas.

                   (c) Certified copies of the charter and by-laws, as amended, of the Seller and Americas, respectively.

                   (d) Good standing certificates issued by the Secretary of State of the States of Delaware and California with respect to the Seller and Americas.

                   (e) Certified copies of the resolutions of the Board of Directors of each of (i) the Seller approving this Agreement, the Fee Letter, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Certificate and the other documents to be delivered by it hereunder and the transactions contemplated hereby and thereby, and
              (ii) Americas approving the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Consent and Agreement and the other documents to be delivered by it hereunder or thereunder and the transactions contemplated thereby.

                   (f) A certificate of the Secretary or Assistant Secretary of each of (i) the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement, the Fee Letter, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Certificate and the other documents to be delivered by it hereunder, and (ii) Americas certifying the names and true signatures of the officers of Americas authorized to sign the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Consent and Agreement and the other documents to be delivered by it hereunder or thereunder.

                   (g) Proper financing statements naming the Seller as seller and CNA, as Agent, as purchaser, together with evidence reasonably satisfactory to the Agent of the due filing thereof on or before the Effective Date, under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests created or purported to be created hereby.

                   (h) Proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts, Related Security, Collections or Collateral previously granted by the Seller.

                   (i) Completed requests for information, dated on or a date reasonably near to the Effective Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (g) above that name the Seller as debtor or seller, together with copies of such other financing statements (none of which, except those filed pursuant to subsection (g) above, shall cover any Receivables, Contracts, Related Security, Collections or Collateral).

                   (j) (i) Lock-Box Agreements dated the date hereof with Citibank and The First National Bank of Chicago ("First Chicago"), respectively, as Lock-Box Banks, executed by the Seller, and undated Lock-Box Notices to Citibank and First Chicago, respectively, as Lock-Box Banks, executed by the Seller, (ii) undated Preliminary Lock-Box Notices to Harris Trust and Savings Bank, Citibank and First Chicago, respectively, executed by the Seller, (iii) an undated Lock-Box Notice to Union Bank executed by the Seller, and
              (iv) the written consent (dated the date set forth therein) of each of Union Bank, Citibank and First Chicago to the assignment by Americas to the Seller of Americas' rights and obligations with respect to the Lock-Box Accounts maintained with such Lock-Box Banks and the related Lock-Box Agreements.

                   (k) Copies of all agreements relating to the Lock-Box Accounts (other than any standard ministerial agreement relating to the opening of an account, such as signature cards and the like) between each Lock-Box Bank and the Seller.

                   (l) Favorable opinions of Riordan & McKinzie, counsel for the Seller, and Sidley & Austin, special counsel for the Seller, respectively, substantially in the forms of Exhibits E-1 and E-2, respectively, hereto and as to such other matters as the Agent may reasonably request.

                   (m) A favorable opinion of Shearman & Sterling, counsel for the Agent, as the Agent may reasonably request.

                   (n) The Fee Letter, in form and substance satisfactory to the Agent and the Seller, duly executed by the Seller and the Agent.

                   (o) The Assignment and Assumption, duly executed by Americas and the Seller and consented to by the Investor, Citibank, the other Original Banks, CNA and the Agent.

                   SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Section 2.05 or 2.06 shall be subject to satisfaction of the conditions precedent set forth in Section 3.01 and to the further conditions precedent that
          (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance reasonably satisfactory to the Agent, a completed Investor Report and computed in accordance with the proviso to the definition of the term "Outstanding Balance", dated within 55 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent, and
          (b) on the date of such Purchase or reinvestment the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment shall constitute a representation and warranty by the Seller that on the date of such Purchase or reinvestment such statements are true):

                   (i)  The representations and warranties contained in
              Section 4.01 of this Agreement and in the Receivables Contribution and Sale Agreement are correct in all material respects on and as of the date of such Purchase or reinvestment, before and after giving effect to such Purchase or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

                   SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

                   (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is in good standing under the laws of the State of California.

                   (b) The execution, delivery and performance by the Seller of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Fee Letter, and all other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any Contract, the Receivables Contribution and Sale Agreement or any other contractual restriction binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                   (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or the Fee Letter, or any other instrument or document to be delivered by it hereunder, or for the perfection of or the exercise by the Agent or any Owner of their respective rights and remedies under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Fee Letter and such other instruments and documents, except for the filings of the financing statements referred to in Article III, all of which, on or prior to the date of the initial Purchase under the Original Agreement, will have been duly made and be in full force and effect, and except for the filing of continuation statements, if applicable, with respect to such financing statements.

                   (d) This Agreement and the Assignment and Assumption are, and the Certificate, the Receivables Contribution and Sale Agreement and the Fee Letter when delivered hereunder will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                   (e) The pro forma balance sheet of the Seller as at September 30, 1994, a copy of which has been furnished to the Agent, fairly presents (subject to normal year-end adjustments and the absence of footnotes required under generally accepted accounting principles) the pro forma financial condition of the Seller as at such date, all in accordance with generally accepted accounting principles consistently applied.

                   (f) There is no pending or, to the best knowledge of the Seller, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator which may materially adversely affect (i) the financial condition or operations of the Seller or (ii) the ability of the Seller to perform its obligations under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or the Fee Letter, or any other instrument or document to be delivered by it hereunder, or which purports to affect the legality, validity or enforceability of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or the Fee Letter or any such other instrument or document.

                   (g) No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                   (h) Immediately prior to the time of the initial creation of an interest hereunder in any Pool Receivable, the Seller will be the legal and beneficial owner of such Pool Receivable and the Related Security with respect thereto, and is the legal and beneficial owner of the Collateral, in each case free and clear of any Adverse Claim except as created or permitted by this Agreement. Each Pool Receivable is, as of the date of the initial creation of an interest therein hereunder (other than, in the case of any Receivable that is not an Eligible Receivable solely because it is a Defaulted Receivable or a Delinquent Receivable, on the date of the initial Purchase under the Original Agreement), an Eligible Receivable or, if such Receivable is not an Eligible Receivable on such date, the Seller has paid when due all amounts payable by it pursuant to the second sentence of Section 2.07 and Section 5.01(j) as a result of such Receivable not being an Eligible Receivable on such date. Upon each Purchase or reinvestment, the Owner making such Purchase or reinvestment will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as created or permitted by this Agreement. The Agent for the benefit of itself, the Owners and each other Indemnified Party from time to time has a valid and perfected first priority security interest in the Collateral, securing payment of the Obligations, free and clear of any Adverse Claim except as created or permitted by this Agreement. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable, Collateral, Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement (including without limitation the Original Agreement) or in favor of the Seller and the Agent and relating to the Receivables Contribution and Sale Agreement or those listing the Seller or Americas as secured party and the applicable Obligor as debtor.

                   (i) In the case of each Investor Report (if prepared by the Seller or any Affiliate thereof, or to the extent that information contained therein is supplied by the Seller or any Affiliate thereof), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Agent or any Owner in connection with this Agreement, (i) as of the date so furnished, all facts stated as such in any such document were true and complete in all material respects and, in the case of any projections contained in any such documents, all facts upon which such projections were based were true and complete in all material respects and no material fact was omitted from that basis, and all estimates and assumptions made on that basis were made in good faith and believed to be reasonable at the time made, it being recognized by the Agent and the Owners that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projections, and (ii) no such document contains or will contain as of the date so furnished any material misstatement of fact or omits or will omit to state a material fact or any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                   (j) The chief place of business and chief executive office of the Seller is located at the address specified in
              Section 12.02 hereto and the offices where the Seller keeps its Records are located at such address and such other addresses as are specified on Schedule I hereto (or at such other locations, notified to the Agent in accordance with
              Section 5.01(h), in jurisdictions where all action required by
              Section 6.05 has been taken and completed).

                   (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule II hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements and the related Lock-Box Notices have been executed in accordance with Section 5.03(d)).

                   (l) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Bank or CNA.

                   (m) Each Purchase and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                   (n) The aggregate Outstanding Balance at any time of the Pool Receivables evidenced at such time by any "instrument" or "chattel paper" within the meaning of the UCC in effect in the State of California does not exceed 5% of the aggregate Outstanding Balance of all Pool Receivables at such time.

                   (o) With respect to each Pool Receivable (other than those Pool Receivables existing at the close of business of Americas on the Effective Date, Americas' interest in which shall have been transferred to the Seller by Americas, to the extent of an amount equal to 12% of the aggregate Outstanding Balance of such Pool Receivables, as a capital contribution and, in the case of the remainder of such interest, as a sale and purchase, all in accordance with and as contemplated by the Assignment and Assumption), the Seller shall have purchased such Pool Receivable from Americas in exchange for payment (made by the Seller to Americas in accordance with the provisions of the Receivables Contribution and Sale Agreement) in an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties. Each such sale shall not have been made for or on account of an antecedent debt owed by Americas to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                   (p) The Seller has no subsidiaries as of the date hereof and shall not establish or acquire any subsidiaries.

                   (q) The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or cause to be paid, all amounts of taxes, including interest and penalties required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by generally accepted accounting principles, but only so long as the proceedings referred to in clause (i) above could not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption.

                   (r) Americas has confirmed in writing to the Seller and the Agent that Americas will not cause the Seller to file a voluntary petition under the Federal Bankruptcy Code or any other bankruptcy or insolvency laws so long as the Seller is not "insolvent" within the meaning of the Federal Bankruptcy Code, and unless, and only unless, such filing has been authorized in accordance with the Seller's Certificate of Incorporation, and by all "Independent Directors" (as defined in such Certificate of Incorporation) on the Seller's Board of Directors which "Independent Directors" have taken into consideration the interests of the creditors of the Seller, rather than solely the interests of the shareholder(s) of the Seller.

                   (s) There are no Adverse Claims (including, without limitation, liens or retained security titles of conditional vendors) of any nature whatsoever on any properties (excluding those properties covered by Section 4.01(h)) of the Seller. The Seller is not a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Adverse Claim on the property or assets of the Seller, or otherwise result in a violation of this Agreement.

                   (t) (i) The Seller is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have, and no provision of applicable law or governmental regulation could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Seller, or may reasonably be expected to have such an effect on the ability of the Seller to carry out its obligations hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption, and
              (ii) neither the Seller nor, to the best of the knowledge of the Seller, any other party is in default under or with respect to the Receivables Contribution and Sale Agreement or the Assignment and Assumption or any other contract, agreement, lease or other instrument to which the Seller is a party and which is material to the Seller's condition (financial or otherwise), business, operations, properties or prospects, and neither the Seller nor any such other party has delivered or received any notice of default thereunder.

                   (u) The Seller has advised its independent certified public accountants that the Agent and the Owners have been authorized to review and discuss with such accountants, upon the written request of the Agent, any and all financial statements and other information that they may have reasonably requested with respect to the Seller and has directed such accountants to comply with any reasonable request of the Agent for such information.

                   (v) The Seller has no tradenames, fictitious names, assumed names or "doing business as" names other than "Merisel".


                                       ARTICLE V

                            GENERAL COVENANTS OF THE SELLER

                   SECTION 5.01. Affirmative Covenants of the Seller. Until the Collection Date, the Seller will, unless the Agent and the Majority Banks shall otherwise consent in writing:

                   (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto and the Collateral, including without limitation paying promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Pool Receivables, Related Security, Collections or Collateral (including, but not limited to, any intangibles property or similar tax), or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies), other than any such tax, assessment, charge or levy (i) which is being contested in good faith and by proper proceedings and (ii) with respect to which the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles (but only so long as the proceedings referred to in clause (i) above could not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption).

                   (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in the State of California and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables, Related Security or Collateral, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder or under the Fee Letter or the Receivables Contribution and Sale Agreement or the Assignment and Assumption or the ability of the Seller to perform its obligations under the Contracts.

                   (c) Maintenance of Separate Existence. Do all things necessary to maintain its corporate existence separate and apart from Americas, Merisel, FAB and other Affiliates of the Seller, including, without limitation, (i) maintaining proper corporate records and books of account, and telephone numbers, separate from those of such Affiliates; (ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions by appropriate entries in the books and records referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Seller and such Affiliates; (iii) holding such appropriate meetings or obtaining such appropriate consents of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, keeping minutes of such meetings and of meetings of its stockholders and observing all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law); (iv) at all times entering into its contracts and otherwise holding itself out to the public under the Seller's own name as a legal entity separate and distinct from such Affiliates; and
              (v) conducting all transactions and dealings between the Seller and such Affiliates on an arm's-length basis; provided, however, that nothing contained herein shall prohibit any Permitted Transaction or any action or transaction necessary in connection therewith.

                   (d) Compliance with Opinion Assumptions and Charter and By-Laws. Without limiting the generality of subsection (c) above, maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the opinion delivered to the Agent in substantially the form of Exhibit E-2 hereto pursuant to
              Section 3.01, and comply with, and cause compliance with, the provisions of the Certificate of Incorporation and by-laws of the Seller delivered to the Agent pursuant to Section 3.01 as the same may, from time to time, be amended, modified or otherwise supplemented with the prior written consent of the Agent.

                   (e) Audits. (i) At any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, and (ii) within 120 days after the end of each fiscal year of the Seller, cause its independent public accountants to review, and deliver to the Agent a written review of, an audit conducted by the Seller with respect to the Pool Receivables, Credit and Collection Policy and Lock-Box Account activity on a scope and in a form reasonably requested by the Agent for such audit.

                   (f) Keeping of Records and Books of Account. (i) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                   (g) Performance and Compliance with Receivables and Contracts. At its expense timely and fully (i) perform, or cause to be performed, and comply with, or cause to be complied with, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

                   (h) Location of Records. Keep its chief place of business and chief executive office and the office where it keeps the originals of its Records at the address of the Seller referred to in Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all action required by Section 6.05 shall have been taken.

                   (i) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract; provided, however, that on any Liquidation Day or Provisional Liquidation Day the Seller shall not accept any returned merchandise the sale of which gave rise to any Pool Receivable unless the Seller shall have (i) paid, or shall pay on the day of such return, all amounts the payment of which would be required under Sections 2.07 and 5.01(j) as a result of such returned merchandise, and (ii) notified, or shall notify no later than two Business Days following such day, the Agent in writing of such returned merchandise.

                   (j) Collections. Instruct, or cause to be instructed, all Obligors to cause all Collections to be deposited directly to a Lock-Box Account in the name of the Seller, and, if the Seller shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.07), segregate and hold in trust such Collections and deposit such Collections directly to any such Lock-Box Account within one Business Day following its receipt thereof.

                   (k) Lock-Box Agreements. Deliver, or cause to be delivered, to the Agent on or before December 31, 1994 Lock-Box Agreements with Harris Trust and Savings Bank or any replacement Lock-Box Bank therefor, and with Citibank and The First National Bank of Chicago, respectively, in each case duly executed by the Seller and such Lock-Box Bank, together with Lock-Box Notices related thereto executed by the Seller.

                   (l) Purchase of Pool Receivables from Americas. With respect to each Pool Receivable outstanding from time to time (other than Pool Receivables existing at the close of business of Americas on the Effective Date, Americas' interest in which shall have been transferred to the Seller by Americas, to the extent of an amount equal to 12% of the aggregate Outstanding Balance of such Pool Receivables, as a capital contribution and, in the case of the remainder of such interest, as a sale and purchase, all in accordance with and as contemplated by the Assignment and Assumption), pay to Americas (in accordance with the Receivables Contribution and Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties.

                   (m) Nature of Business and Permitted Transactions. Engage solely in the following businesses and transactions, directly or indirectly: (i) purchasing Receivables and

              Related Security from Americas and selling interests in such Receivables and Related Security to the Owners hereunder and the other transactions permitted or contemplated hereby and
              (ii) taking the actions, and engaging in the transactions, necessary in connection with any Permitted Transaction.

                   (n) Receivables Contribution and Sale Agreement; Assignment and Assumption. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Contribution and Sale Agreement or the Assignment and Assumption, maintain the Receivables Contribution and Sale Agreement and the Assignment and Assumption in full force and effect, enforce the Receivables Contribution and Sale Agreement and the Assignment and Assumption in accordance with their respective terms, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to the Receivables Contribution and Sale Agreement or the Assignment and Assumption such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.

                   SECTION 5.02. Reporting Requirements of the Seller. Until the Collection Date, the Seller will, unless the Agent and the Majority Banks shall otherwise consent in writing, furnish to the Agent and the Banks:

                   (a) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and statements of income and retained earnings and of cash flows of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the Treasurer of the Seller;

                   (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing financial statements for such year certified in a manner acceptable to the Agent by Deloitte & Touche or other independent public accountants acceptable to the Agent;

                   (c) as soon as possible and in any event within five days after any officer of the Seller obtains knowledge of the occurrence of each Event of Termination and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, continuing on the date of such statement, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event and the action which the Seller has taken and proposes to take with respect thereto;

                   (d) promptly and in any event within five Business Days after the Seller's receipt or delivery thereof, copies of all notices, requests, reports, certificates, and other information and documents delivered or received by the Seller from time to time under or in connection with the Receivables Contribution and Sale Agreement; and

                   (e) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the Collateral or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

                   SECTION 5.03. Negative Covenants of the Seller. Until the Collection Date, the Seller will not, without the written consent of the Agent and the Majority Banks:

                   (a) Sales, Liens, Etc. Except as otherwise provided herein (including without limitation in Sections 5.03(f) and 6.02), or pursuant to the Investor Agreement, and except for sales of Pool Receivables to Floor Plan Obligors for consideration in cash at least equal to the excess of the Outstanding Balance of such Pool Receivables at the respective times of such sales over the finance charges payable by the Seller to such Floor Plan Obligors in connection with such sales (provided that the Seller shall have paid all amounts the payment of which would be required in connection therewith under Sections 2.07 and 5.01(j)), in the form of Collections received from such Floor Plan Obligors with respect to such Pool Receivables and applied pursuant to Section 2.05 or 2.06, as applicable, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or any Collateral, or upon or with respect to any related Contract or any Lock-Box Account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

                   (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02, extend the terms of any Pool Receivable, or amend or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any Contract related thereto if in any such case such amendment, modification or waiver would be reasonably likely to impair the collectibility of any Pool Receivable.

                   (c) Change in Credit and Collection Policy. Make any change in the Credit and Collection Policy, which change would be reasonably likely to impair the collectibility of any Pool Receivable.

                   (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank from those listed in
              Schedule II hereto, or make any change in its instructions to Obligors made pursuant to Section 5.01(j) regarding payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change, a Lock-Box Agreement executed by each new Lock-Box Bank and the Seller and acknowledged by the Agent, and undated executed copies of Lock-Box Notices to each new Lock-Box Bank.

                   (e) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables except for immaterial amounts the deposit of which is beyond the Seller's control.

                   (f) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than, with respect to asset acquisitions and dispositions, in connection herewith or as necessary in connection with any Permitted Transaction.

                   (g) Change of Name, Etc. Change its name, identity or structure or its chief executive office, or use any tradenames, fictitious names, assumed names or "doing business as" names, unless prior to the effective date of any such change or use the Seller delivers to the Agent (i) UCC financing statements, executed by the Seller and, if applicable, Americas, necessary to reflect such change or use and to continue the perfection of the ownership interests created by the Eligible Assets and the security interest in the Collateral, and (ii) new Lock-Box Agreements and Lock-Box Notices, executed by the Seller and, in the case of the Lock-Box Agreements, the Lock-Box Banks necessary to reflect such change and to continue to enable the Agent to exercise its rights contained in Section 6.03(a), and (iii) in the case of any such change in its structure or chief executive office, a favorable opinion of Sidley & Austin (or other counsel acceptable to the Agent) in substantially the form of Exhibit E-2 hereto, giving effect to such change, in each case of clauses (i), (ii) and (iii) together with such other documents and instruments that the Agent may reasonably request in connection therewith.

                   (h) Pool Receivables Not Evidenced by Instruments. Cause or permit Pool Receivables the aggregate Outstanding Balance of which at any time exceeds 5% of the aggregate Outstanding Balance of all the Pool Receivables at such time to be evidenced by an "instrument" or "chattel paper" within the meaning of the UCC in effect in the State of California.

                   (i) Other Adverse Claims. Except as otherwise provided herein or in the Investor Agreement, create or suffer to exist any Adverse Claim upon or with respect to any of the Seller's property other than of the type described in Section 5.03(a) (which shall be subject to the restrictions contained in such Section), or assign any right to receive income, to secure any Debt of any Person.

                   (j) Debt. Except as otherwise provided herein or in the Investor Agreement, create, incur, assume or suffer to exist any Debt other than as necessary in connection with any Permitted Transaction.

                   (k) Contingent Obligations. Except as otherwise provided herein or in the Investor Agreement, create, incur, assume or suffer to exist any Contingent Obligation.

                   (l) Distributions, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, other than, in any such case, as shall have been duly authorized by all necessary corporate action of the Seller and in accordance with applicable law, provided that no event has occurred and is continuing, or would result from such declaration, dividend, distribution, return, purchase, retirement, defeasance, redemption, acquisition or payment, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

                   (m)  Transactions with Shareholders and Affiliates.
              Enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with Americas or Merisel or with any other Affiliate of the Seller, other than as necessary in connection with any Permitted Transactions and on terms that are fair and reasonable in the circumstances and that reasonably approximate an arm's length transaction between unaffiliated parties.

                   (n) Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Eligible Assets by the Seller to the Owners, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting purposes, but excluding tax reporting purposes) in any manner other than as a sale of the Eligible Assets by the Seller to the Owners.

                   (o) Receivables Contribution and Sale Agreement; Assignment and Assumption. (i) Cancel or terminate the Receivables Contribution and Sale Agreement or the Assignment and Assumption or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Contribution and Sale Agreement or the Assignment and Assumption or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Contribution and Sale Agreement or the Assignment and Assumption or (iv) take any other action under the Receivables Contribution and Sale Agreement or the Assignment and Assumption not required by the terms thereof that would impair the value of any Collateral or the rights or interests of the Seller thereunder or of the Agent or any Owner or Indemnified Party hereunder or thereunder.

                   (p)  Organization.  Permit its Certificate of
              Incorporation or by-laws to be amended, supplemented or otherwise modified.

                   (q) Capital Stock. Issue to, or permit to be transferred to, any Person (other than Americas) any shares of the Seller's stock.


                                       ARTICLE VI

                             ADMINISTRATION AND COLLECTION

                   SECTION 6.01. Designation of Collection Agent. The Pool Receivables shall be serviced, administered and collected by the Person (the "Collection Agent") designated to do so from time to time in accordance with this Section 6.01. Until the Agent designates a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided that the Person with whom the Collection Agent so subcontracts shall not become the Collection Agent hereunder and the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent hereby consents to the subcontracting by the Seller, as Collection Agent, with Americas to service, administer and collect the Pool Receivables, subject to the proviso to the preceding sentence, and provided that the Agent may at any time require the Collection Agent to, and the Collection Agent shall at the Agent's request, terminate such subcontracting with Americas.

                   SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Pool Receivable from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the Credit and Collection Policy (subject to the provisions of Section 5.01(i)). Each of the Seller, the Banks, CNA and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent, the Collection Agent shall segregate and deposit with a bank (which may be a Bank) designated by the Agent such allocable share of Collections of Pool Receivables set aside for each Owner on the first Business Day following receipt by the Collection Agent of such Collections. If no Event of Termination or "Event of Purchase

          Ineligibility" under and as defined in the Investor Agreement shall have occurred and be continuing, the Seller, while it is the Collection Agent, may extend the maturity or adjust the Outstanding Balance of, or sell or transfer to any other collection agents of the Seller, any Defaulted Receivable as the Seller may determine to be appropriate to maximize Collections thereof. In no event shall the Collection Agent be entitled to make the Agent or any Owner or Indemnified Party a party to any litigation without the Agent's or such Owner's or such Indemnified Party's prior written consent. The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and each Owner in accordance with their respective interests, all Records (including, without limitation, computer tapes or disks).

                   (b) The Collection Agent shall as soon as practicable following receipt turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event the Seller is not the Collection Agent, all reasonable out-of-pocket costs and expenses of such Collection Agent of servicing, administering and collecting the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than the Seller, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of Records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate on the Collection Date.

                   SECTION 6.03. Rights of the Agent. (a) The Agent is hereby authorized at any time to date and deliver to the Lock-Box Banks, the Lock-Box Notices and Preliminary Lock-Box Notices delivered hereunder. The Seller hereby transfers to the Agent the exclusive ownership and dominion and, when the Agent shall deliver the Lock-Box Notices or Preliminary Lock-Box Notices to the Lock-Box Banks, control of the related Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Agent may reasonably request to effect such transfer. In case any authorized signatory of the Seller whose signature shall appear on any Lock-Box Notice or Preliminary Lock-Box Notice shall cease to have such authority before the delivery of such Lock-Box Notice or Preliminary Lock-Box Notice, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. Further, the Agent may notify at any time after the
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                                       60

          occurrence and during the continuance of any Event of Termination, and at the Seller's expense, the Obligors of Pool Receivables, or any of them, of the ownership of Eligible Assets by the Owners.

                   (b) At any time following the designation of a Collection Agent other than the Seller pursuant to Section 6.01:

                        (i) The Agent may direct the Obligors of Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.

                       (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

                      (iii)  The Seller shall, at the Agent's request,
              (A) assemble all of the Records (including, without limitation, computer tapes and disks), and the related Contracts and Related Security, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                       (iv) The Agent may take any and all steps in the Seller's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller might have done.

                   SECTION 6.04. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

                   (a) The Seller shall perform all of its obligations, and shall cause the performance of all obligations, under the Contracts related to the Pool Receivables to the same extent as if Eligible Assets had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables; and

                   (b) Neither the Agent nor the Owners nor any other Indemnified Party shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

                   SECTION 6.05. Further Action Evidencing Purchases. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect, protect or more fully evidence the Eligible Assets purchased by the Owners, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Certificate. Without limiting the generality of the foregoing, the Seller will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect, protect or evidence such Eligible Assets; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Eligible Assets have been sold in accordance with this Agreement; and
          (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

                   (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

                   (c) If the Seller fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 10.01 or Section 12.06, as applicable.

                                      ARTICLE VII

                                 EVENTS OF TERMINATION

                   SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

                   (a) (i) The Collection Agent (if the Seller or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days, or (ii) the Seller or the Collection Agent (if the Seller or any of its Affiliates) shall fail to make any payment or deposit to be made by it hereunder or under the Fee Letter, in the case of any such payment in respect of Yield or any fees, no later than two Business Days after the date when due or, in the case of payment or deposit of any other amount, when due; or

                   (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(c), 5.03(e) or 6.03(a); or

                   (c) Any representation or warranty or statement made by the Seller or Americas (or any of their respective officers) in this Agreement or the Receivables Contribution and Sale Agreement or the Assignment and Assumption or any Investor Report or any other written certificate or report delivered pursuant hereto shall prove to have been incorrect in any material respect when made; or

                   (d) The Seller or Americas fail to perform or observe any other term, covenant or agreement contained in this Agreement or the Receivables Contribution and Sale Agreement or the Assignment and Assumption on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller or Americas, as the case may be, by the Agent; or

                   (e) Americas shall fail to pay any principal of or premium or interest on any Debt under the Credit Agreement, as the same may from time to time be amended, modified, supplemented or replaced, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in such Credit Agreement; or any other event shall occur or condition shall exist under such Credit Agreement

              (or, if at the time of determination such Credit Agreement is not in full force and effect, would have occurred or existed under such Credit Agreement, if such Credit Agreement was in full force and effect at such time) and shall continue after the applicable grace period, if any, specified in such Credit Agreement, if the effect of such event or condition is (or would have been) to accelerate, or to permit the acceleration of, the maturity of any Debt thereunder; or any Debt under such Credit Agreement shall be (or would have been, pursuant to the terms of such Credit Agreement) declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be (or would have been, pursuant to the terms of such Credit Agreement) required to be made, in each case prior to the stated maturity thereof; provided, however, that in the case of any such event or condition consisting of Americas' failure to perform or observe any covenant under such Credit Agreement, if such failure is waived in writing by the requisite holders of the Debt thereunder during the 90-day period following such failure, such failure shall not constitute an "Event of Termination" hereunder if such failure is remedied during such 90-day period; or

                   (f)  Any Purchase or any reinvestment pursuant to
              Section 2.05 shall for any reason (other than pursuant to the terms hereof) cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto or the Certificate shall for any reason cease to evidence in the Owners of such Eligible Asset legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of such Eligible Asset, or the Agent for the benefit of itself, the Owners and each other Indemnified Party from time to time shall cease to have a valid and perfected first priority security interest in the Collateral; or

                   (g) The Seller or Americas shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or Americas shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

                   (h) The Default Ratio as at the last day of any Fiscal Month shall exceed 8.5%, or the Delinquency Ratio as at the last day of any Fiscal Month shall exceed 5%, or the Loss-to-Liquidation Ratio as at the last day of any Fiscal Month shall exceed 2%, or the Dilution Ratio as at the last day of any Fiscal Month shall exceed 15%; or

                   (i) The Net Receivables Pool Balance shall for a period of three consecutive Business Days be less than the greater of
              (i) 120% of the sum of the aggregate outstanding Capital of all Eligible Assets and of the aggregate outstanding "Capital" of all "Eligible Assets" under the Investor Agreement, respectively, or (ii) the sum of the aggregate outstanding Capital and of the aggregate outstanding "Capital", respectively, plus the aggregate Loss Reserve and the aggregate "Loss Reserve", respectively, plus the aggregate Dilution Reserve and the aggregate "Dilution Reserve", respectively, plus the aggregate Yield Reserve and the aggregate "Yield Reserve", respectively, plus the aggregate Collection Agent Fee Reserve and the aggregate "Collection Agent Fee Reserve", respectively, plus 2% of aggregate outstanding Capital and aggregate outstanding "Capital", respectively, in each case for all Eligible Assets and all "Eligible Assets" under the Investor Agreement; or

                   (j) There shall have been any material adverse change in the financial condition or operations of Americas since September 30, 1994, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller or Americas to collect Pool Receivables or the ability of the Seller or Americas to perform hereunder or under the Receivables Contribution and Sale Agreement, as applicable; or

                   (k) The Receivables Contribution and Sale Agreement or the Assignment and Assumption or the Fee Letter shall for any reason cease to be in full force and effect or any provision thereof shall for any reason cease to be valid and binding on the Seller or Americas, as applicable, or the Seller or Americas, as applicable, shall so state in writing; or

                   (l) Americas shall cease to own all the issued and outstanding shares of stock of the Seller; or

                   (m) The Seller shall fail to maintain a tangible net worth of at least 12.0% of the aggregate Outstanding Balance of the Pool Receivables and such failure shall remain unremedied for a period of 31 days after an officer of the Seller or Americas knew or should have known of such failure (the term "tangible net worth" to mean the excess of total assets of the Seller over total liabilities of the Seller); or

                   (n) There shall have occurred any event which constitutes or would, with the giving of notice or the lapse of time or both, constitute an "Event of Investment
              Ineligibility" under the Investor Agreement or the Investor Agreement shall cease for any reason to be in full force and effect;

          then, and in any such event, the Agent shall, at the request, or may with the consent, of the Majority Banks, by notice to the Seller declare the Commitment Termination Date to have occurred, whereupon the Commitment Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Seller or Americas under the Federal Bankruptcy Code, the Commitment Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller.
          Upon any such termination of the Facility, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign any Eligible Asset owned by such Owner to an Assignee following the occurrence of any Event of Termination.

                                      ARTICLE VIII

                                       THE AGENT

                   SECTION 8.01. Authorization and Action. Each of the Banks and CNA hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter and the other instruments and documents furnished pursuant hereto as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto (including without limitation executing and delivering such UCC amendments or partial releases as may be necessary from time to time in connection with any Receivable ceasing to be a Pool Receivable pursuant to clause (i) or (ii) of the definition of the term "Receivables Pool"). As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Fee Letter), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks, CNA and all Owners; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give each Bank prompt notice of each notice given to it by the Seller pursuant to the terms of this Agreement.

                   SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as otherwise agreed by the Agent and any Owner, the Agent:
          (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto on the part of the Seller or Americas or to inspect the property (including the books and records) of the Seller or Americas; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption; and (v) shall incur no liability under or in respect of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Fee Letter or any other instrument or document furnished pursuant hereto by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                   SECTION 8.03. CNA and Affiliates. With respect to any Eligible Asset owned by it, CNA shall have the same rights and powers under this Agreement as any other Owner and may exercise the same as though it were not the Agent. CNA and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNA were not the Agent and without any duty to account therefor to the Owners.

                   SECTION 8.04. Purchase Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank or Owner and based on the financial statements referred to in Section 4.01, information regarding the Obligors and such other documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                   SECTION 8.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Seller), ratably accordingly to the respective portions of the Eligible Assets then owned by them (or if no Eligible Assets are at that time outstanding, ratably according to their respective Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto or any action taken or omitted by the Agent under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto, to the extent that the Agent is not reimbursed for such expenses by the Seller.


                                       ARTICLE IX

                                       ASSIGNMENT

                   SECTION 9.01. Assignment of Eligible Assets. (a) Each Bank may, with the written consent of Citibank or CNA, as applicable, assign to Citibank or CNA, and Citibank or CNA may each assign to each other, and CNA may, in connection with any assignment by Citibank to an Eligible Assignee of a portion of Citibank's rights and obligations hereunder pursuant to Section 9.02, assign to such Eligible Assignee, its portion of any Eligible Asset. Upon any such assignment, (i) the Assignee shall become the Owner of such portion of such Eligible Asset for all purposes of this Agreement and (ii) the Owner assignor thereof shall relinquish its rights with respect to such portion of such Eligible Asset for all purposes of this Agreement. Such assignments shall be upon such terms and conditions as the assignor and the Assignee of such portion of such Eligible Asset may mutually agree, the parties thereto shall deliver to the Agent an Assignment, duly executed by such parties, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to such portion of such Eligible Asset, and to enable the Assignee to exercise or enforce any rights hereunder or under the Certificate or the Fee Letter. The Agent shall provide notice to the Seller of any assignment of a portion of an Eligible Asset hereunder.

                   (b) By executing and delivering an Assignment, the Owner assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
          (i) other than as provided in such Assignment, such assigning Owner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption; (ii) such assigning Owner makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or Americas or the performance or observance by the Seller or Americas of any of its obligations under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement and the Assignment and Assumption, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to
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                                       70

          purchase such portion of such Eligible Asset; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, such assigning Owner or any other Owner or Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Fee Letter; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter and any other instruments or documents furnished pursuant hereto as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
          (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and (vii) such Assignee agrees that it will comply with the provisions of
          Section 12.07(b).

                   SECTION 9.02.  Assignment of Rights and Obligations.
          (a) Citibank may assign to one or more Eligible Assignees a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment and a portion of any Eligible Assets owned by it), and each other Bank may assign to one or more Eligible Assignees all, but not a portion, of its rights and obligations under this Agreement (including, without limitation, all, but not a portion, of its Commitment and of the portion of the Eligible Assets owned by it); provided, however, in each case that (i) in the case of any assignment by Citibank, each such assignment shall be of a constant, and not a varying, percentage of all of its rights and obligations under this Agreement, and in the case of any assignment by any such other Bank, each such assignment shall be of all, but not a portion, of such Bank's rights and obligations under this Agreement, (ii) in the case of any assignment by Citibank, the amount of the Commitment being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be an integral multiple of $1,000,000, (iii) in the case of any assignment by Citibank, its Commitment, after giving effect to each partial assignment of its Commitment pursuant to this
          Section 9.02, shall be at all times equal to or greater than 10% of the aggregate Commitments of the Banks from time to time,
          (iv) each such assignment shall be to an Eligible Assignee,
          (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee as shall be agreed between such
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                                       71

          parties, and (vi) the Consent of the Seller shall first have been obtained, which Consent shall not be unreasonably withheld. Upon such execution, delivery, acceptance and recording and satisfaction of the conditions set forth in the proviso to the immediately preceding sentence, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the later of (x) the date on which the Agent receives the executed Assignment and Acceptance and the executed Consent relating thereto, and (y) the date of such Assignment and Acceptance, Citibank or any other assigning Bank, as applicable, shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                   (b) By executing and delivering an Assignment and Acceptance, Citibank, or any other assigning Bank, as applicable, and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Citibank or such other Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Contribution and Sale Agreement or the Assignment and Assumption; (ii) Citibank or such other Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or Americas or the performance or observance by the Seller or Americas of any of its obligations under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Certificate and a fee letter setting forth the fees payable to such Assignee under the Fee Letter, together with copies of the financial statements referred to in Section 4.01, information regarding the Obligors and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such Assignment and

          Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, any of its Affiliates, Citibank, CNA, any other Bank or Owner or any former Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Certificate and the Fee Letter; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter and any other instruments and documents furnished pursuant hereto as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
          (vii) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and
          (viii) such Assignee agrees that it will comply with the provisions of Section 12.07(b) and perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank or an Owner.

                   (c) The Agent shall maintain at its office referred to in Section 12.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and the portion of each Eligible Asset owned by, each Bank and CNA from time to time (the "Register"). The entries in the Register shall constitute prima facie evidence of the accuracy of the information contained therein, and the Seller, the Agent, CNA and the Banks may treat each Person (other than CNA) whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                   (d) Upon its receipt of an Assignment and Acceptance executed by Citibank, or any other assigning Bank, as applicable, and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Seller.

                   SECTION 9.03. Annotation of Certificate. The Agent shall annotate the Certificate to reflect any assignments made pursuant to Section 9.01 or 9.02 or otherwise.
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                                       73

                                       ARTICLE X

                                    INDEMNIFICATION

                   SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or the Receivables Contribution and Sale Agreement or the Assignment and Assumption or the use of proceeds of Purchases or reinvestments or the ownership of Eligible Assets or the security interest in Collateral or in respect of any Receivable (or any portion thereof) or any Contract or Collateral, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (b) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the Receivables Contribution and Sale Agreement or the Assignment and Assumption or the ownership of Eligible Assets or the security interest in Collateral or in respect of any Receivable or any Contract or Collateral; provided, however, that this indemnification shall not constitute or include or provide for recourse against the Seller (except as otherwise specifically provided in this Agreement or the Assignment and Assumption) for uncollectible Receivables. Without limiting the foregoing or being limited by the foregoing (other than the foregoing proviso), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                   (i) any Receivable (or any portion thereof) becoming a Pool Receivable which is not at the date thereof an Eligible Receivable, or which (except for the passage or expiration of a time limitation contained in the definition of the term "Eligible Receivable" herein) thereafter ceases to be an Eligible Receivable;

                  (ii) reliance on any representation or warranty or statement made or deemed made by the Seller or Americas (or any of their respective officers) under or in connection with this Agreement, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or any Investor Report or other written certificate or report delivered pursuant hereto which shall have been incorrect in any material respect when made;

                  (iii) the failure by the Seller or Americas to comply with any applicable law, rule or regulation with respect to any Pool Receivable (or any portion thereof) or the related Contract or any Related Security, or the nonconformity of any Pool Receivable (or any portion thereof) or the related Contract or any Related Security with any such applicable law, rule or regulation, in any such case to the extent that such failure or non-conformity was within the Seller's or Americas' control;

                  (iv) the failure to vest in the Owners of an Eligible Asset an undivided percentage ownership interest, to the extent of such Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, and a perfected security interest in the Collateral, in each case free and clear of any Adverse Claim (whether existing on the date of the initial Purchase under the Original Agreement or at any time thereafter); or the failure of the Seller to have obtained a perfected interest in the Pool Receivables, Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Receivables Contribution and Sale Agreement or the Assignment and Assumption, free and clear of any such Adverse Claim;

                   (v) the failure of the Seller or Americas to have filed, or any delay in filing by the Seller or Americas, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or any Collateral, whether at the time of any Purchase or reinvestment or at any subsequent time;

                   (vi) any credit, rebate, discount, dispute, claim, chargeback, allowance, offset, counterclaim, other dilution factor or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (or any portion thereof) in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or portion or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI, or any failure of the Seller or Americas to perform its duties or obligations under the Contracts, this Agreement, the Receivables Contribution and Sale Agreement or the Assignment and Assumption;

                  (viii) any products liability claim allegedly arising out of or in connection with merchandise or services which are the subject of any Contract and any related personal injury or damage suit;

                  (ix) any investigation, litigation or proceeding (other than any investigation, litigation or proceeding solely between the parties hereto, except as otherwise determined therein) related to this Agreement, the Receivables Contribution and Sale Agreement, the Assignment and Assumption, the Fee Letter or any other instrument or document furnished pursuant hereto or the use of proceeds of Purchases or reinvestments or the ownership of Eligible Assets or the security interest in Collateral or in respect of any Receivable (or any portion thereof), Related Security or Contract or Collateral;

                   (x) the commingling of Collections of Pool Receivables at any time with other funds; or

                   (xi) the Net Receivables Pool Balance being less than the greater of (A) 120% of the sum of aggregate outstanding
              Capital plus aggregate outstanding "Capital" under the Investor Agreement or (B) the sum of the aggregate outstanding Capital and of the aggregate outstanding "Capital", plus the aggregate Loss Reserve and the aggregate "Loss Reserve", plus the aggregate Dilution Reserve and the aggregate "Dilution Reserve", plus the aggregate Yield Reserve and the aggregate "Yield Reserve", plus the aggregate Collection Agent Fee Reserve and the aggregate "Collection Agent Fee Reserve", plus 2% of aggregate outstanding Capital and aggregate outstanding "Capital", in each case for all Eligible Assets and all "Eligible Assets" under the Investor Agreement, or the occurrence of any other Event of Termination.


                                       ARTICLE XI

                               GRANT OF SECURITY INTEREST

                   SECTION 11.01. Grant of Security Interest. The Seller hereby assigns and pledges to the Agent for the benefit of
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                                       76

          itself, the Owners and each other Indemnified Party from time to time, and hereby grants to the Agent for the benefit of itself, the Owners and each other Indemnified Party from time to time, a security interest in and to, all of the Seller's right, title and interest in and to the following (collectively the "Collateral"):

                   (a)  the Receivables Contribution and Sale Agreement;

                   (b)  the Assignment and Assumption;

                   (c) all rights to receive moneys due and to become due under or pursuant to the Receivables Contribution and Sale Agreement or the Assignment and Assumption;

                   (d) all rights to receive proceeds of any indemnity, warranty or guaranty with respect to the Receivables Contribution and Sale Agreement or the Assignment and Assumption;

                   (e) claims for damages arising out of or for breach of or default under the Receivables Contribution and Sale Agreement or the Assignment and Assumption;

                   (f) the right to perform under the Receivables Contribution and Sale Agreement or the Assignment and Assumption and to compel performance and otherwise exercise all remedies thereunder; and

                   (g) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (f) of this Section 11.01).

                   SECTION 11.02. Security for Obligations. The assignment, pledge and security interest granted under this
          Article XI secures the payment of all obligations of the Seller now or hereafter existing from time to time under this Agreement, the Fee Letter, any other instruments and documents furnished by the Seller pursuant hereto and otherwise in connection with this Agreement, whether for Collections received or deemed to have been received or otherwise payable by the Seller, either individually or as Collection Agent, repurchases of interests in Pool Receivables, interest, fees, costs, expenses, taxes, indemnification or otherwise (all such obligations being the "Obligations").

                   SECTION 11.03. Seller Remains Liable. Anything herein to the contrary notwithstanding, (a) the Seller shall remain liable under the Receivables Contribution and Sale Agreement and the Assignment and Assumption to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Seller from any of its duties or obligations under the Receivables Contribution and Sale Agreement or the Assignment and Assumption, and (c) neither the Agent nor any Bank nor any other Indemnified Party shall have any obligation or liability under the Receivables Contribution and Sale Agreement or the Assignment and Assumption by reason of this Article XI, nor shall the Agent or any Bank or any other Indemnified Party be obligated to perform any of the obligations or duties of the Seller thereunder.

                   SECTION 11.04. Further Assurances. (a) The Seller agrees that from time to time, at the expense of the Seller, the Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Seller will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby, and
          (ii) upon the request of the Agent, mark conspicuously each copy of each chattel paper which evidences any of the Collateral and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such chattel paper or Collateral is subject to the assignment and security interest granted pursuant hereto.

                   (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Seller where permitted by law, and the Agent shall notify the Seller of each such filing. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                   SECTION 11.05.  Payments With Respect to Collateral.
          (a) The Seller agrees, and has effectively so instructed each other party to the Receivables Contribution and Sale Agreement and the Assignment and Assumption, respectively, that all
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                                       78

          payments due or to become due under or in connection with the Receivables Contribution and Sale Agreement or the Assignment and Assumption shall be made directly to the Agent by direct deposit to the Agent's Account specified in the Consent and Agreement. If the Seller receives any such payments, within two Business Days following its receipt thereof, it will deposit such payments to the appropriate Agent's Account.

                   (b) Except as set forth in Section 11.09, all moneys received pursuant to subsection (a) above shall be applied to the payment of any Obligations payable, and remaining unpaid, by the Seller at the time of such receipt, and all remaining moneys shall be released by the Agent to the Seller or at its order.

                   SECTION 11.06. Agent Appointed Attorney-in-Fact. The Seller hereby irrevocably appoints the Agent the Seller's attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time in the Agent's discretion following the occurrence and during the continuance of an Event of Termination, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of the assignment, grant and security interest granted hereunder, including, without limitation:

                   (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                   (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and

                   (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Receivables Contribution and Sale Agreement or the Assignment and Assumption or the rights of the Agent with respect to any of the Collateral.

                   SECTION 11.07. Agent May Perform. If the Seller fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 12.06(a).

                   SECTION 11.08. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it
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                                       79

          to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                   SECTION 11.09. Remedies. If any Event of Termination shall have occurred and be continuing:

                   (a) The Agent may exercise any and all rights and remedies of the Seller under or in connection with the Receivables Contribution and Sale Agreement or the Assignment and Assumption or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Seller to demand or otherwise require performance of any provision of the Receivables Contribution and Sale Agreement or the Assignment and Assumption.

                   (b) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the State of California (whether or not such UCC applies to the affected Collateral).

                   (c) All payments received by the Seller in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Seller and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

                   (d)  All payments made in respect of the Collateral, and
              all cash proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, received by the Agent will be promptly applied (after payment of any amounts payable to the Agent pursuant to Section
              12.06(a)) in whole or in part by the Agent for the Owners or the applicable Indemnified Parties against all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such payments or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Seller or to whomsoever may be lawfully entitled to receive such surplus.
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                                       80

                                      ARTICLE XII

                                     MISCELLANEOUS

                   SECTION 12.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Majority Banks and the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks and CNA (as well as the Agent), do any of the following: (a) waive any of the conditions specified in
          Section 3.01 or Section 3.02 (if and to the extent that the Purchase which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Eligible Assets over the aggregate amount of Eligible Assets outstanding immediately prior to such Purchase), (b) increase the Commitments of the Banks or subject the Banks or CNA to any additional obligations, (c) reduce the amount of Capital or Yield with respect to any Eligible Asset or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of Capital or Yield with respect to any Eligible Asset or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments, or the number of Owners or Banks, which shall be required for the Banks or CNA or any of them to taken any action hereunder or (f) amend this Section 12.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks and CNA as required above to take such action, affect the rights or duties of the Agent under this Agreement.

                   SECTION 12.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunication) and mailed, telecommunicated or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails or telecommunicated, respectively, except that notices and communications to the Agent pursuant to Article II shall not be effective until received by the Agent.

                   SECTION 12.03. No Waiver; Remedies. No failure on the part of any Owner or the Agent to exercise, and no delay in exercising, any right hereunder or under the Certificate or the Fee Letter shall operate as a waiver thereof; nor shall any
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                                       81

          single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing under this Agreement to such Bank or, if such Bank is Citibank, to the Agent or CNA or any Affiliate thereof, irrespective of whether or not any demand shall have been made under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Seller after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                   SECTION 12.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent, each Bank and each Owner and their respective successors and assigns, except that the Seller shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent, and neither the Agent nor any Bank nor any Owner shall have the right to assign its rights or obligations hereunder or any interest herein to any Person other than any Eligible Assignee without the prior written consent of the Seller and (other than in the case of any assignment by the Agent) the Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that rights and remedies with respect to the indemnification provisions of Article X and Section 12.06 shall be continuing and shall survive termination of this Agreement.

                   SECTION 12.05. Governing Law. This Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent that the validity or perfection of the interests of the Owners, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof or any Collateral are governed by the laws of a jurisdiction other than the State of California.

                   SECTION 12.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the
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                                       82

          Indemnified Parties under Article X hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration (including the annual audit contemplated by Section 5.01(f), but no other audits), modification and amendment of this Agreement, the Certificate, the Fee Letter, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and remedies under this Agreement, the Certificate, the Fee Letter, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and such other documents, provided that the fees (excluding out-of-pocket disbursements) of counsel for the Agent in connection with such preparation, execution and delivery shall not exceed $75,000. The Seller further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Agent, the Banks, CNA and the Owners in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate, the Fee Letter, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 12.06(a).

                   (b) In addition, the Seller shall pay any and all stamp and other taxes and like fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or the other documents to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                   SECTION 12.07. Confidentiality. (a) Except to the extent otherwise required by applicable law, the Seller agrees to maintain, and to cause its Affiliates to maintain, the confidentiality of this Agreement, the Receivables Contribution and Sale Agreement, the Assignment and Assumption and the Fee Letter (and all drafts thereof) and not to disclose, and to cause its Affiliates not to disclose, this Agreement, the Receivables Contribution and Sale Agreement, the Assignment and Assumption or the Fee Letter or such drafts to third parties (other than to its directors, officers, employees, accountants or counsel, who shall in each case be instructed to maintain such confidentiality); provided, however, that this Agreement, the Assignment and Assumption and the Receivables Contribution and Sale Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, Merisel or Americas or pursuant to reporting requirements of applicable securities laws, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent.

                   (b) Each of the Agent, CNA and each Bank agrees to maintain the confidentiality of, and not to disclose (other than to employees, auditors, accountants, counsel or other representatives of the Agent, CNA, the Banks and their respective Affiliates, whether existing at the date of this Agreement or any subsequent time, or to another Person if such Person or such Person's holding or parent company or the Agent or CNA or any Bank in its sole discretion determines that any such Person needs to have access to such information in connection with the business or operations of the Agent or CNA or such Bank, who shall in each case be instructed to maintain such confidentiality), any information with respect to the Seller, Merisel or Americas which is furnished pursuant to this Agreement, provided that each of the Agent, CNA and each Bank may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Agent, CNA or such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding,
          (iv) in order to comply with any law, order, regulation or ruling applicable to the Agent, CNA or such Bank, or (v) to any prospective Assignee; provided, that such prospective Assignee executes an agreement containing provisions substantially identical to those contained in this subsection (b); and provided, further, that the Seller acknowledges that the Agent has disclosed and may continue to disclose such information as the Agent in its sole discretion determines is appropriate to the Banks as of the date hereof.

                   SECTION 12.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of
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                                       84

          which when taken together shall constitute one and the same agreement.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       MERISEL CAPITAL FUNDING, INC.

                                       By:_________________________________
                                          Title:

                                          200 Continental Boulevard
                                          Suite 301
                                          El Segundo, California 90245-0984
                                          Attention:  Treasurer
                                          Telecopier No.:  310-615-6882


                                       CITICORP NORTH AMERICA, INC.,
                                       individually and as Agent

                                       By:_________________________________
                                                    Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, New York 10528
                                          Attention: Corporate Asset Funding
                                                     Department
                                          Telecopier No.:  914-899-7015


          COMMITMENTS                  ORIGINAL BANKS
          -----------                  --------------

          $ 45,000,000                 CITIBANK, N.A.

                                       By:__________________________________
                                                   Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, New York 10528
                                          Attention:  President
                                          Telecopier No.:  914-899-7015


          $ 35,000,000                 WESTDEUTSCHE LANDESBANK GIROZENTRALE -
                                       NEW YORK BRANCH

                                       By:___________________________________
                                          Title:

                                          1211 Avenue of the Americas
                                          New York, New York 10036

          $ 25,000,000                 THE BANK OF NOVA SCOTIA

                                       By:___________________________________
                                          Title:

                                          101 California Street
                                          48th Floor
                                          San Francisco, California 94111


          $ 20,000,000                 THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, LOS ANGELES AGENCY

                                       By:___________________________________
                                          Title:

                                          350 South Grand Avenue
                                          Suite 1500
                                          Los Angeles, California 90071


          $ 10,000,000                 THE SUMITOMO BANK, LIMITED, LOS
                                       ANGELES BRANCH

                                       By:___________________________________
                                          Title:

                                          777 South Figueroa Street
                                          Suite 2600
                                          Los Angeles, California 90017


          $ 15,000,000                 UNION BANK

                                       By:___________________________________
                                          Title:

                                          445 South Figueroa Street
                                          Los Angeles, California 90071


          ___________________________

          Aggregate Commitments:

          $150,000,000